                                                                   Exhibit 10.12

                  [GLENBOROUGH REALTY TRUST INCORPORATED LOGO]

April 11, 2005

     Re: ACTIVBIOTICS @ HARTWOOD BUILDING, MA

Dear Mr. Jim Warren:

Please find one (1) fully executed Lease originals herein. Please keep the original for your records. If you have any questions do not hesitate to contact me.

Sincerely,


/s/ Gabrielle F. Slarve
-------------------------------------
Gabrielle F. Slarve
Regional Lease Administrator
99 Summer Street, Suite 1130
Boston, MA 02120
617-443-0710 ext. 100

       99 Summer Street, Boston MA 02110 - 617.443.0710 - fax 617.443.0711

                                TABLE OF CONTENTS

1.    LEASE OF PREMISES                                                        1
2.    DEFINITIONS                                                              1
3.    EXHIBITS AND ADDENDA                                                     2
4.    DELIVERY OF POSSESSION                                                   3
5.    INTENDED USE OF THE PREMISES                                             3
6.    RENT                                                                     3
      6.1.     Payment of Rent                                                 3
      6.2.     Adjusted Base Rent                                              3
      6.3.     Additional Rent for Increases in Tax Costs and Operating
                  Expenses                                                     3
      6.4.     Determination and Payment of Tax Costs and Operating
                  Expenses                                                     5
      6.5.     Definition of Rent                                              6
      6.6.     Taxes on Tenant's Use and Occupancy                             6
7.    LATE CHARGES                                                             6
8.    SECURITY DEPOSIT                                                         7
9.    TENANT'S USE OF THE PREMISES                                             7
      9.1.     Use                                                             7
      9.2.     Observance of Law                                               7
      9.3.     Insurance                                                       8
      9.4.     Nuisance and Waste                                              8
      9.5.     Load and Equipment Limits                                       8
      9.6.     Hazardous Material                                              8
10.   SERVICES AND UTILITIES                                                   8
11.   REPAIRS AND MAINTENANCE                                                 10
      11.1.    Landlord's Obligations                                         10
      11.2.    Tenant's Obligations                                           10
      11.3.    Compliance with Law                                            10
      11.4.    Notice of Defect                                               10
      11.5.    Landlord's Liability                                           10
12.   CONSTRUCTION, ALTERATIONS AND ADDITIONS                                 11
      12.1.    Landlord's Construction Obligations                            11
      12.2.    Tenant's Construction Obligations                              11
      12.3.    Tenant's Alterations and Additions                             11
      12.4.    Payment                                                        11
      12.5.    Property of Landlord                                           11
13.   LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY                               11
      13.1.    Leasehold Improvements                                         11
      13.2.    Tenant's Property                                              11
14.   INDEMNIFICATION                                                         12
      14.1.    Tenant Indemnification                                         12
      14.2.    Landlord Not Liable                                            12
15.   TENANT'S INSURANCE                                                      12
      15.1.    Insurance Requirement                                          12
      15.2.    Minimum Scope of Coverage                                      13
      15.3.    Minimum Limits of Insurance                                    13
      15.4.    Deductible and Self-Insured Retention                          13
      15.5.    Increases in Insurance Policy Limits                           13
      15.6.    Waiver of Subrogation                                          13
      15.7.    Landlord's Right to Obtain Insurance for Tenant                13
16.   DAMAGE OR DESTRUCTION                                                   14
      16.1.    Damage                                                         14
      16.2.    Repair of Premises in Excess of One Hundred Eighty Days        14
      16.3.    Repair Outside Premises                                        14
      16.4.    Tenant Repair                                                  14
      16.5.    Election Not to Perform Landlord's Work                        14
      16.6.    Express Agreement                                              14
17.   EMINENT DOMAIN                                                          14
      17.1.    Whole Taking                                                   14
      17.2.    Partial Taking                                                 15
      17.3.    Proceeds                                                       15
      17.4.    Landlord's Restoration                                         15
18.   ASSIGNMENT AND SUBLETTING                                               15

      18.1.    No Assignment or Subletting                                    15
      18.2.    Landlord's Consent                                             16
      18.3.    Tenant Remains Responsible                                     16
      18.4.    Conversion to a Limited Liability Entity                       17
      18.5.    Payment of Fees                                                17
19.   DEFAULT                                                                 17
      19.1.    Tenant's Default                                               17
      19.2.    Landlord Remedies                                              18
      19.3.    Damages Recoverable                                            19
      19.4.    Landlord's Right to Cure Tenant's Default                      19
      19.5.    Landlord's Default                                             19
      19.6.    Mortgagee Protection                                           19
      19.7.    Tenant's Right to Cure Landlord's Default                      19
20.   WAIVER                                                                  19
21.   SUBORDINATION AND ATTORNMENT                                            20
22.   TENANT ESTOPPEL CERTIFICATES                                            20
      22.1.    Landlord Request for Estoppel Certificate                      20
      22.2.    Failure to Execute                                             20
23.   NOTICE                                                                  20
24.   TRANSFER OF LANDLORD'S INTEREST                                         21
25.   SURRENDER OF PREMISES                                                   21
      25.1.    Clean and Same Condition                                       21
      25.2.    Failure to Deliver Possession                                  21
      25.3.    Property Abandoned                                             21
26.   HOLDING OVER                                                            21
27.   RULES AND REGULATIONS                                                   21
28.   CERTAIN RIGHTS RESERVED BY LANDLORD                                     22
      28.1.    Name                                                           22
      28.2.    Signage                                                        22
      28.3.    Access                                                         22
      28.4.    Physical Changes                                               22
      28.5.    Inspection                                                     22
      28.6.    Entry                                                          22
      28.7.    Common Area Regulation                                         22
29.   ADVERTISEMENTS AND SIGNS                                                22
30.   RELOCATION OF PREMISES                                                  23
31.   GOVERNMENT ENERGY OR UTILITY CONTROLS                                   23
32.   FORCE MAJEURE                                                           23
33.   BROKERAGE FEES                                                          23
34.   QUIET ENJOYMENT                                                         23
35.   TELECOMMUNICATIONS                                                      23
      35.1.    Telecommunications Companies                                   23
      35.2.    Tenant's Obligations                                           23
      35.3.    Landlord's Consent                                             24
      35.4.    Indemnification                                                24
      35.5.    Landlord's Operation of Building Telecommunications Lines
                  and Systems                                                 24
36.   MISCELLANEOUS                                                           24
      36.1.    Accord and Satisfaction; Allocation of Payments                24
      36.2.    Addenda                                                        24
      36.3.    Attorneys' Fees                                                24
      36.4.    Captions and Section Numbers                                   25
      36.5.    Changes Requested by Lender                                    25
      36.6.    Choice of Law                                                  25
      36.7.    Consent                                                        25
      36.8.    Authority                                                      25
      36.9.    Waiver of Right to Jury Trial                                  25
      36.10.   Counterparts                                                   25
      36.11.   Execution of Lease; No Option                                  25
      36.12.   Furnishing of Financial Statements; Tenant's
                  Representations                                             25
      36.13.   Further Assurances                                             25
      36.14.   Prior Agreements; Amendments                                   25
      36.15.   Recording                                                      26
      36.16.   Severability                                                   26
      36.17.   Successors and Assigns                                         26

      36.18.   Time of the Essence                                            26

4.   DELIVERY OF POSSESSION.

If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, and such failure is not caused by an act or omission of Tenant, the Expiration Date shall be extended by the number of days the Commencement Date has been delayed and the validity of this Lease shall not be impaired nor shall Landlord be subject to any liability for such failure; but Rent shall be abated until delivery of possession. Provided, however, if the Commencement Date has been delayed by an act or omission of Tenant then Rent shall not be abated until delivery of possession and the Expiration Date shall not be extended. Delivery of possession shall be deemed to occur on the delivers the Premises to Tenant, free and clear of all other tenants and occupants, and in broom clean condition. If Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent (unless otherwise agreed in writing). Notwithstanding the forgoing, if Landlord does not deliver possession of the Premises to Tenant by that date (the "Outside Date"), which is six (6) months after the anticipated Commencement Date, and such failure is not caused by an act or omission of Tenant, then Tenant shall have the right to terminate this Lease, upon thirty (30) days prior written notice to Landlord which notice is to be delivered within thirty (30) after the Outside Date, provided that Landlord shall have right cure prior to such termination date. If delivery of possession is delayed due to the current tenant. Macrochem holding over in the Premises, Tenant shall be entitled to receive the holdover portion of the rent actually collected by Landlord from Macrochem during such holdover. Landlord shall use commercially reasonable efforts to regain possession of the Premises from Macrochem should they holdover, including promptly commencing legal action to regain possession of the Premises.

Within ten (10) days of delivery of possession Landlord shall deliver to Tenant and Tenant shall execute an Acceptance of Premises in which Tenant shall certify, among other things, that (a) Landlord has satisfactorily completed Landlord's Work to the Premises pursuant to Exhibit "D"; unless written exception is set forth thereon, and (b) that Tenant accepts the Premises. Tenant's failure to execute and deliver the Acceptance of Premises shall be conclusive evidence, as against Tenant, that Landlord has satisfactorily completed Landlord's Work to the Premises pursuant to Exhibit "D".

In the event Tenant fails to take possession of the Premises following execution of this Lease. Tenant shall reimburse Landlord promptly upon demand for all costs incurred by Landlord in connection with entering into this Lease including, but not limited to, broker fees and commissions, sums paid for the preparation of a floor and/or space plan for the Premises, costs incurred in performing Landlord's Work pursuant to Exhibit "D", loss of rental income, attorneys' fees and costs, and any other damages for breach of this Lease established by Landlord.

5.   INTENDED USE OF THE PREMISES.

The statement in this Lease of the nature of the business to be conducted by Tenant in the Premises does not constitute a representation or guaranty by the Landlord as to the present or future suitability of the Premises for the conduct of such business in the Premises, or that it is lawful or permissible under the Certificate of Occupancy issued for the Building, or is otherwise permitted by law. Tenant's taking possession of the Premises shall be conclusive evidence, as against Tenant, that, at the time such possession was taken, the Premises were satisfactory for Tenants intended use. Landlord agrees that it will not, without first obtaining Tenant's written approval (a) enter into any future agreements which would contain provisions which may derogate from the uses to which the Premises may be put under this Lease; and (b) amend the Certificate of Occupancy in such manner as would prohibit the use of the Premises for Tenant's Use.

6.   RENT.

     6.1. Payment of Rent. Tenant shall pay Rent for the Premises. Monthly Installments of Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month. Rent for the partial month shall be prorated based on the number of days in that month. Rent shall be paid to Landlord at the Rent Payment Address set forth in Section 2.8., or to such other person at such place as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset (except as otherwise expressly set forth herein), in lawful money of the United States of America. Tenant shall pay Landlord the first Monthly Installment of Base Rent upon Commencement Date.

     6.2. Adjusted Base Rent. INTENTIONALLY OMITTED.

     6.3. Additional Rent for Increases in Tax Costs and Operating Expenses. If, in any calendar year during the Term of this Lease, Landlord's Tax Costs and Operating Expenses (as hereinafter defined) for the Project (hereinafter sometimes together referred to as Direct Costs) shall be higher than in the Base Year specified in Section 2.3., Additional Rent for such Direct Costs payable hereunder shall be increased by an amount equal to Tenant's Proportionate Share of the difference between Landlord's actual Direct Costs for such calendar year and the actual Direct Costs of the Base Year. However, if during any calendar year of the Term the occupancy of the Project is less than ninety-five percent (95%), then Landlord shall make an appropriate adjustment of the variable components of Operating Expenses, as reasonably determined by Landlord, to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied during that calendar year ("Gross Up Adjustment"). This estimated amount shall be deemed the amount of Operating Expenses for that calendar year. The calculations of Operating Expenses in the Base Year hereunder shall also reflect the Gross Up Adjustment. For purposes hereof, "variable components" shall include only those Operating Expenses that are affected by variations in occupancy levels.

          6.3.1. Definitions. As used in this Section 6.3.1., the following terms shall have the following meanings:

               6.3.1.1. Tax Costs shall mean any and all real estate taxes, other similar charges on real property or improvements, assessments taxes on water and sewer charges, and all other charges (but in no event shall include Landlord's income or estate taxes) assessed, levied, imposed or becoming a lien upon part or all of the Project or the appurtenances thereto, or attributable thereto, or on the rents, issues, profits or income received or derived therefrom which may be imposed, levied, assessed or charged by the United States or the State, County or City in which the Project is located, or any other local government authority or agency or political subdivision thereof. Tax Costs for each tax year shall be apportioned to determine the Tax Costs for the subject calendar years. Notwithstanding the foregoing, Tax Costs shall not include any capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of other permissible Tax Costs.

               Landlord, at Landlord's sole discretion, may contest any taxes levied or assessed against the Building or Project during the Term. If Landlord contests any taxes levied or assessed during the Term, Tenant shall pay Landlord Tenant's Proportionate Share of all costs incurred by Landlord in connection with the contest.

               6.3.1.2. Operating Expenses shall mean any and all expenses incurred by Landlord in connection with the management, maintenance, operation, and repair of the Project, the equipment, adjacent walks, Common Area, parking areas, the roof, landscaped areas, including, but not limited to, salaries, wages, benefits, pension payments, payroll taxes, worker's compensation, and other costs related to employees engaged in the management (excluding employees above the level of senior property manager), operation, maintenance and/or repair of the Project; any and all assessments or costs incurred with respect to Covenants, Conditions and/or Restrictions. Reciprocal Easement Agreements or similar documents affecting the Building or Project ("Encumbrances"), if any; the cost of all charges to Landlord for electricity, natural gas, air conditioning, steam, water, and other utilities furnished to the Project including any taxes thereon; reasonable attorneys' fees and/or consultant fees incurred by Landlord in contracting with a company or companies to provide electricity (or any other utility) to the Project, any fees for the installation, maintenance, repair or removal of related equipment, and any exit fees or stranded cost charges mandated by the State; the cost and expense for third-party consultants, accountants and attorneys; a management fee; energy studies and the amortized cost of any energy or other cost saving equipment used by Landlord to provide services pursuant to the terms of the Lease (including the amortized cost to upgrade the efficiency or capacity of Building telecommunication lines and systems if responsibility therefor is assumed by Landlord as discussed in
          Section 35. hereof); reasonable reserves for replacements as may be customary in the geographic area in which the Project is located; the cost of license fees related to the Project; the cost of all charges for property (all risk), liability, rent loss and all other insurance for the Project to the extent that such insurance is required to be carried by Landlord under any lease, mortgage or deed of trust covering the whole or a substantial part of the Project or the Building, or, if not required under any such lease, mortgage or deed of trust, then to the extent such insurance is carried by owners of properties comparable to the Project; the cost of all building and cleaning supplies and materials; the cost of all charges for security services, cleaning, maintenance and service contracts and other services with independent contractors, including but not limited to the maintenance, operation and repair of all electrical, plumbing and mechanical systems of the Project and maintenance, repair and replacement of any intra-building cable network ("ICN"); and the cost of any janitorial, utility or other services to be provided by Landlord.

               Notwithstanding the foregoing, the following shall not be included within Operating Expenses: (i) costs of capital improvements and costs of curing design or construction defects; (ii) depreciation;
          (iii) interest and principal payments on mortgages and other debt costs and ground lease payments, if any, and any penalties assessed as a result of Landlord's late payments of such amounts; (iv) real estate broker leasing commissions or compensation; (v) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise; (vi) attorneys' fees, costs, disbursements, advertising and marketing and other expenses incurred in connection with the negotiation of leases with prospective tenants of the Building; (vii) rent for space which is not actually used by Landlord in connection with the management and operation of the Building;
          (viii) all costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord, its employees, agents, contractors or assigns of the terms and conditions of the Lease, or any valid, applicable building code, governmental rule, regulation or law; (ix) except for the referenced management compensation, any overhead or profit increments to any subsidiary or affiliate of Landlord for services on or to the Building, to the extent that the costs of such services exceed competitive costs for such services; (x) the cost of constructing tenant improvements for Tenant or any other tenant of the Building or Project; (xi) Operating Expenses specially charged to and paid by any other tenant of the Building or Project; (xii) the cost of special services, goods or materials provided to any other tenant of the Building or Project;
          (xiii) costs incurred for the repair of damage caused by a casualty, for which Landlord is reimbursed, or is entitled to reimbursement (pursuant to Section 15 Tenant Insurance), by a tenant or by insurance proceeds (provided that any deductible amount for which Landlord is not reimbursed by insurance shall not be excluded from Landlord's Operating Expenses hereby); (xiv) expenses in connection with services or other benefits which are not offered to all tenants of the Building; (xv) costs due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building, and costs incurred as a result of Landlord's violation of any contract, law, or ordinance, including fines and penalties; (xvi) any compensation paid to anyone in connection with a commercial concession intended for profit and operated by Landlord or in any parking areas or garages of the Building or Project; (xvii) any item for which Landlord is entitled to reimbursement from any source, including, but not limited to, insurance or condemnation proceeds or court judgments or amounts specifically billed to or payable by an individual tenant in the Building (other than as part of that tenant's share of Landlord' Operating Expenses), costs covered by any manufacturer's or contractor's warranty or any other cost for which Landlord is entitled to reimbursement; (xviii) Landlord's charitable or political contributions; (xix) costs incurred in connection with the clean-up, response action or remediation of hazardous materials in existence in the Building prior to the Commencement Date in violation of applicable laws or introduced into the Building after the Commencement Date by Landlord or another tenant of the Building in violation of applicable laws, including but not limited to costs and expenses associated with the defense, administration, settlement, monitoring or management thereof and the cost or replacing and retrofitting the HVAC system to comply with laws in existence as of the Commencement Date that regulate or prohibit the use or release of chlorofluorocarbons
          (CFC's) or hydro-chlorofluorocarbons (HCFC's); (xx) interest, principal or other payments on account of any indebtedness or that is secured by any encumbrance on any party of the Project or payments in the nature of returns on or of equity of any kind; (xxi) costs of selling, purchasing, syndicating, financing, mortgaging, or hypothecating any part of or interest in the Building or Project;
          (xxii) cost of defending or prosecuting litigation with any party, including tenants, mortgagees, or other, unless a favorable judgment would reduce or avoid an increase in Landlord's Operating Expenses, or unless the litigation is to enforce compliance with Building rules and regulations or other standards or requirements for the general benefit of the tenants in the Building; (xxiii) capital costs incurred in connection with upgrading the Building or portion of the Project to comply with any applicable disability, life, fire or safety codes, ordinances, statutes, or other laws in effect prior to the Lease Commencement Date, including, with limitation, the American with Disabilities Act, including penalties or damages incurred due to such non-compliance.

     6.4. Determination and Payment of Tax Costs and Operating Expenses.

          6.4.1. On or before the last day of each December during the Term of this Lease. Landlord shall furnish to Tenant a written statement showing in reasonable detail Landlord's projected Direct Costs for the succeeding calendar year. If such statement of projected Direct Costs indicates the Direct Costs will be higher than in the Base Year, then the Rent due from Tenant hereunder for the next succeeding year shall be increased by an amount equal to Tenant's Proportionate Share of the difference between the projected Direct Costs for the calendar year and the Base Year. If during the course of the calendar year Landlord determines that actual Direct Costs will vary from its estimate by more than five percent (5%), Landlord may deliver to Tenant a written statement showing Landlord's revised estimate of Direct Costs. On the next payment date for Monthly Installments of Rent following Tenant's receipt of either such statement. Tenant shall pay to Landlord an additional amount equal to such monthly Rent increase adjustment (as set forth on Landlord's statement). Thereafter, the monthly Rent adjustment payments becoming due shall be in the amount set forth in such projected Rent adjustment statement from Landlord. Neither Landlord's failure to deliver nor late delivery of such statement shall constitute a default by Landlord or a waiver of Landlord's right to any Rent adjustment provided for herein.

          6.4.2. On or before the first day of each April during the Term of this Lease, and within ninety (90) days following expiration to the Lease, Landlord shall furnish to Tenant a written statement of reconciliation (the Reconciliation) showing in reasonable detail Landlord's actual Direct Costs for the prior year, together with a full statement of any adjustments necessary to reconcile any sums paid as estimated Rent adjustments during the prior year with those sums actually payable for such prior year. In the event such Reconciliation shows that additional sums are due from Tenant, Tenant shall pay such sums to Landlord within ten (10) days of receipt of such Reconciliation. In the event such Reconciliation shows that a credit is due Tenant, such credit shall be credited against the sums next becoming due from Tenant, unless this Lease has expired or been terminated pursuant to the terms hereof (and all sums due Landlord have been paid), in which event such sums shall be refunded to Tenant. Neither Landlord's failure to deliver such Reconciliation to Tenant by April first shall constitute a waiver of Landlord's right to collect all Rent due hereunder.

          6.4.3. So long as Tenant is not in default under the terms of the Lease and provided Notice of Tenant's request is given to Landlord within thirty (30) days after Tenant's receipt of the Reconciliation, Tenant may inspect Landlord's Reconciliation accounting records relating to Direct Costs at Landlord's corporate office, during normal business hours, for the purpose of verifying the charges contained in such statement. The audit must be completed within sixty (60) days of Landlord's receipt of Tenant's Notice, unless such period is extended by Landlord (in Landlord's reasonable discretion). Before conducting any audit however, Tenant must pay in full the amount of Direct Costs billed. Tenant may only review those records that specifically relate to Direct Costs. Tenant may not review any other leases or Landlord's tax returns or financial statements. In conducting an audit, Tenant must utilize an independent certified public accountant experienced in auditing records related to commercial property operations. The proposed accountant is subject to Landlord's reasonable prior approval. The audit shall be conducted in accordance with generally accepted rules of auditing practices. Tenant may not conduct an audit more often than once each calendar year. Tenant may audit records relating to a calendar year only one time. No audit shall cover a period of time other than the calendar year from which Landlord's Reconciliation was generated. Upon receipt thereof, Tenant shall deliver to Landlord a copy of the audit report and all accompanying data. Tenant and Tenant's auditor shall keep confidential any agreements involving the rights provided in this section and the results of any audit conducted hereunder. As a condition precedent to Tenant's right to conduct an audit. Tenant's auditor shall sign a confidentiality agreement in a form reasonably acceptable to Landlord. However, Tenant shall be permitted to furnish information to its attorneys, accountants and auditors to the extent necessary to perform their respective services for Tenant. If Tenant's audit reveals that Landlord has overcharged Tenant, then Landlord shall promptly refund such overpayment, and if Tenant's audit reveals that Landlord has overstated Operating Expenses for the Project by an amount greater than One Hundred Ten percent (110%) of the actual amount then Landlord shall also promptly reimburse Tenant for all of Tenant's reasonable costs including reasonable travel expenses and expenses incurred in conducting such audit.

     6.5. Definition of Rent. All costs and expenses other than Base Rent, that Tenant assumes or agrees or is obligated to pay to Landlord under this Lease shall be deemed Additional Rent (which, together with the Base Rent, is sometimes referred to as Rent).

     6.6. Taxes on Tenant's Use and Occupancy. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall pay Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Building Standard Tenant Improvements made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

7.   LATE CHARGES.

If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, then Tenant shall pay Landlord a late charge equal to eight percent (8%) of each such installment if any such installment is not received by Landlord within five (5) business days from the date it is due. Tenant acknowledges that the late payment of any Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease including, without limitation, administrative costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered as a result of such late payment by Tenant. However, the late charge is not intended to cover Landlord's attorneys' fees and costs relating to delinquent Rent. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to such late payment by nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease. Late charges are deemed Additional Rent.

In no event shall this provision for the imposition of a late charge be deemed to grant to Tenant a grace period or an extension of time within which to pay any Rent due hereunder or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay such Rent when due.

8.   SECURITY DEPOSIT.

Upon execution of this Lease, Tenant agrees to deposit with Landlord a Security Deposit in the amount set forth in Section 2.16. as security for Tenant's performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord.

If Tenant fails to timely pay any Rent or other amount due under this Lease, after all applicable grace periods have expired, or fails to perform any of the terms hereof, Landlord may, at its option and without prejudice to any other remedy which Landlord may have, appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant's default or breach, and for any loss or damage sustained by Landlord as a result of Tenant's default or breach. If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10) business days after written demand therefor, restore the Security Deposit to the full amount originally deposited. Tenant's failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for in Section 19. hereof.

If Tenant defaults under this Lease more than two (2) times during any calendar year, irrespective of whether such default is cured, then, without limiting Landlord's other rights and remedies, Landlord may, in Landlord's sole discretion, modify the amount of the required Security Deposit. Within ten (10) days after Notice of such modification, Tenant shall submit to Landlord the required additional sums. Tenant's failure to do so shall constitute an act of default, and Landlord shall have the right to exercise any remedy provided for in Section 19. hereof.

If Tenant complies with all of the terms and conditions of this Lease, and Tenant is not in default on any of its obligations hereunder, then within the time period statutorily prescribed after Tenant vacates the Premises, but in no event later than sixty (60) days, provided that it has not been utilized in accordance with this Lease, after Tenant vacates the Premises, Landlord shall return to Tenant (or, at Landlord's option, to the last subtenant or assignee of Tenants interest hereunder) the Security Deposit less any expenditures made by Landlord to repair damages to the Premises caused by Tenant and to clean the Premises upon expiration or earlier termination of this Lease.

9.   TENANT'S USE OF THE PREMISES.

The provisions of this Section are for the benefit of the Landlord and are not nor shall they be construed to be for the benefit of any tenant of the Building or Project.

     9.1. Use. Tenant shall use the Premises solely for the purposes set forth in Section 2.20. No change in the Use of the Premises shall be permitted, except as provided in this Section 9.

          9.1.1. If, at any time during the Term hereof, Tenant desires to change the Use of the Premises, including any change in Use associated with a proposed assignment or sublet of the Premises, Tenant shall provide Notice to Landlord of its request for approval of such proposed change in Use. Tenant shall promptly supply Landlord with such information concerning the proposed change in Use as Landlord may reasonably request. Landlord shall have the right to approve such proposed change in Use, which approval shall not be unreasonably withheld. Landlord's consent to any change in Use shall not be construed as a consent to any subsequent change in Use.

     9.2. Observance of Law. Tenant shall not use or occupy the Premises or permit anything to be done in or about the Premises in violation of any declarations, covenant, condition or restriction, or law, statute, ordinance or governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, upon Notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of the Certificate of Occupancy. Tenant shall promptly comply, at its sole cost and expense, with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be imposed which shall by reason of Tenant's Use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to Tenant's Use or occupation. Further, Tenant shall, at Tenant's sole cost and expense, bring the Premises into compliance with all such laws, including the Americans With Disabilities Act of 1990, as amended (ADA), whether or not the necessity for compliance is triggered by Tenant's Use, and Tenant shall make, at its sole cost and expense, any changes to the Premises required to accommodate Tenant's employees with disabilities (any work performed pursuant to this Section shall be subject to the terms of Section 12. hereof). The judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any such law, statute, ordinance, or governmental regulation, rule or requirement in the use or occupancy of the Premises, Building or Project shall be conclusive of that fact as between Landlord and Tenant.

     9.3. Insurance. Tenant shall not do or permit to be done anything which will contravene, invalidate or increase the cost of any insurance policy covering the Building or Project and/or property located therein, and shall comply with all reasonable rules, orders, regulations, requirements and recommendations of Landlord's insurance carrier(s) or any board of fire insurance underwriters or other similar body now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for violation of this Section or as a result of Tenant's use of any hazardous materials, including, without limitation, any of the items listed on Exhibit "G" attached hereto.

     9.4. Nuisance and Waste. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, unlawful or objectionable purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

     9.5. Load and Equipment Limits. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry as determined by Landlord or Landlord's structural engineer. The reasonable actual out-of-pocket cost of any such determination made by Landlord's structural engineer in connection with Tenant's occupancy shall be paid by Tenant within thirty (30) days of Landlord's demand.
Tenant shall not install business machines or mechanical equipment which will in any manner cause noise that is reasonably objectionable to or materially injures other tenants in the Project.

     9.6. Hazardous Material. Unless Tenant obtains the prior written consent of Landlord, Tenant shall not create, generate, use, bring, allow, emit, dispose, or permit on the Premises, Building or Project any toxic or hazardous gaseous, liquid, or solid material or waste, or any other hazardous material defined or listed in any applicable federal, state or local law, rule, regulation or ordinance. Landlord consents to allowing the listed of Approved Materials attached hereto as Exhibit G at the Premises and with respect to the items on Exhibit G or if Landlord otherwise grants its consent. Tenant shall comply with all applicable laws with respect to such hazardous material, including all laws affecting the use, storage and disposal thereof. If the presence of any hazardous material brought to the Premises, Building or Project by Tenant or Tenant's employees, agent or contractors including, without limitation, the items on the List of Approved Materials results in contamination, Tenant shall promptly take all actions necessary, at Tenant's sole cost and expense, to remediate the contamination and restore the Premises, Building or Project to the condition that existed before introduction of such hazardous material. Tenant shall first obtain Landlord's approval of the proposed remedial action and shall keep Landlord informed during the process of remediation.

Tenant shall indemnify, defend and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from such bringing, allowing, using, permitting, generating, creating, emitting, or disposing of toxic or hazardous material including, without limitation, the items on the List of Approved Materials whether or not consent to same has been granted by Landlord. Tenant's duty to defend, hold-harmless and indemnify Landlord hereunder shall survive the expiration or termination of this Lease. The consent requirement contained herein shall not apply to ordinary office products that may contain de minimis quantities of hazardous material; however, Tenant's indemnification obligations are not diminished with respect to the presence of such products. Tenant acknowledges that Tenant has an affirmative duty to immediately notify Landlord of any release or suspected release of hazardous material including, without limitation, the items on the List of Approved Materials in the Premises or on or about the Project. To the best of Landlord's knowledge, Landlord represents and warrants that there have not been and currently is not contamination, release or presence of any toxic or hazardous material at the Premises, Building, or Project, other than ordinary office products that may contain de minimis quantities of toxic or hazardous material. Notwithstanding the foregoing, Landlord shall indemnify Tenant for any damages, costs, liability, etc. to the extent arising from any hazardous materials existing in the Premises as of the date of execution hereof, as well as any hazardous materials introduced onto the Premises by Landlord after the date of execution of the Lease.

Medical waste the items on the List of Approved Materials attached as Exhibit G, and any other waste, the removal of which is regulated, shall be contracted for and disposed of by Tenant, at Tenant's expense, in accordance with all applicable laws and regulations. No material shall be placed in Project trash boxes, receptacles or Common Areas if the material is of such a nature that it cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the State without being in violation of any law or ordinance.

10.  SERVICES AND UTILITIES.

Landlord agrees to furnish services and utilities to the Premises, in a manner consistent with first class office in the submarket that the Building is located in and in a manner consistent with the current lab space in the Building, during normal business hours on generally recognized business days in Massachusetts, subject to the reasonable Rules and Regulations of the Building or Project and provided that Tenant is not in default hereunder. Services and utilities shall include reasonable quantities of electricity, heating, ventilation and air conditioning (HVAC) as required in Landlord's reasonable judgment for the comfortable use and occupancy of the Premises; lighting replacement for building standard lights; window washing and janitor services in a manner that such services are customarily furnished to comparable office buildings in the area. Landlord shall supply common area water for drinking, cleaning and restroom purposes only. Tenant, at Tenant's sole cost and expense, shall supply all paper and other products used within the Premises. During normal business hours on generally recognized business days in Massachusetts, Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the Building and shall furnish elevator service and restroom supplies. If Tenant desires HVAC or other customary Building services at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant, and Tenant shall pay Landlord's charges therefor on demand. Landlord may provide telecommunications lines and systems as discussed in Section 35. hereof.

Tenant shall pay to Landlord from and after the Commencement Date, as Additional Rent in accordance with Section 6.1., a sum to reimburse Landlord for all electricity used by Tenant to power the lights and electricity outlets located in the Premises (the Tenant Electric Amount). The Tenant Electric Amount shall be based on Landlord's reasonable estimate of Tenant's usage. The current Tenant Electric Amount is an amount equal to $1.50 multiplied by the square feet of Rentable Area of the Premises, and is billed on a monthly basis. The Tenant Electric Amount shall be adjusted from time to time during the Term if (i) there is an increase in electric energy rates, (ii) Tenant installs additional fixtures, appliances or equipment, with or without Landlord's consent, (iii) the actual Tenant Electric Amount exceeds an amount equal to $1.50 multiplied by the square feet of Rentable Area of the Premises, or (iv) Tenant otherwise uses a disproportionate or increased amount of electric energy, as reasonably determined by Landlord. Periodically, Landlord shall conduct an energy usage survey by a qualified energy surveyor. The cost of any and all such surveys shall be paid by Landlord, unless requested by Tenant, in which event. Tenant shall pay for such cost within twenty (20) days after Landlord's demand. Notwithstanding anything to the contrary contained herein. Landlord may, at its option, at any time during the Term, arrange to have electric usage directly metered or submetered to the Premises, in which event Tenant will pay the utility company (or Landlord in the event of submetering without any profit or mark-up to Landlord) for such usage.

Landlord may choose, in Landlord's reasonable discretion, the company or companies that will provide all electricity (or any other utility) to the Protect, and, in such event. Tenant shall pay for electric current supplied to, or used, in the Premises at the rate prevailing for Tenant's class of use as established by such company or companies. Electric current shall be measured in a consistent, commercially reasonable manner and shall be billed by Landlord as Additional Rent and paid by Tenant on a monthly basis. If permitted by law, Landlord shall have the right in Landlord's reasonable discretion, at any time and from time to time during the Term, to contract for the provision of electricity (or any other utility) with, and to switch from, any company providing such utility. Tenant shall cooperate with Landlord and any such utility provider at all times, and, as reasonably necessary, Tenant shall allow such parties access to the electric (or other utility) lines, feeders, risers, wiring and other machinery located within the Premises.

Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall Rent be abated by reason of (a) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, or (b) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or (c) any change, failure, interruption, disruption or defect in the quantity or character of the electricity (or other utility) supplied to the Premises or Project, or (d) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through, in connection with or incidental to the failure to furnish any such services.

Notwithstanding the foregoing, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive days (the "Eligibility Period") as a result of Landlord's negligence in failing to provide to the Premises electricity or HVAC required to be provided in this
Section 10, then Tenant's obligation to pay Base Rent and Additional Rent for Direct Costs shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing until such time that Tenant no longer continues to be so prevented from using, the Premises or portion thereof, in the proportion that the rentable square footage of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square footage of the Premises. To the extent
Tenant shall be entitled to abatement of rent because of a damage or destruction pursuant to Section 16.1, then the Eligibility Period shall not be applicable.

Tenant shall not, without the prior written consent of Landlord, use any apparatus or device in the Premises, including, without limitation, electronic data processing machines, punch card machines, word processing equipment, personal computers, or machines using in excess of 120 volts (except to the extent there are currently available electric outlets with capacity in excess of such amount in the Premises as it is currently configured), which consumes more electricity than is usually furnished or supplied for the use of desk top office equipment and photocopy equipment, laboratory equipment, ordinarily in use in premises designated as general office space, as and laboratory space as it currently exists in the Premises, Tenant shall not connect any apparatus to electric current except through existing electrical outlets in the Premises.

Tenant shall not consume electric current in excess of that usually furnished or supplied for the use of premises (in its current configuration for office, research and development and laboratory uses (as reasonably determined by Landlord), without first procuring the written consent of Landlord, which will not be unreasonably withheld. In the event of consent, electrical current shall be separately metered in Tenant's name and paid for by Tenant. The cost of any such meter and its installation, maintenance and repair shall be paid by Tenant.

Notwithstanding anything contained herein to the contrary, if Tenant is granted the right to purchase electricity from a provider other than the company or companies used by Landlord. Tenant shall indemnify, defend, and hold harmless Landlord from and against all losses, claims, demands, expenses and judgments caused by, or directly or indirectly arising from, the acts or omissions of Tenant's electricity provider (including, but not limited to, expenses and/or fines incurred by Landlord in the event Tenant's electricity provider fails to provide sufficient power to the Premises, as well as damages resulting from the improper or faulty installation or construction of facilities or equipment in or on the Premises by Tenant or Tenant's electricity provider.

Nothing contained in this Section shall restrict Landlord's right to require at any time separate metering of utilities furnished to the Premises. If the separate metering of utilities furnished to the Premises is due to Tenant's excessive use of electric current, then the cost of any such meter and its installation, maintenance and repair shall be paid by Tenant. If Landlord requires separate metering for reasons other than Tenant's excessive consumption of electric current, then the cost of any such meter and its installation, maintenance and repair shall be paid by Landlord. In either event, accounts for all such separately metered utilities shall be in Tenant's name and paid for by Tenant.

If Tenant uses heat generating machines or equipment in the Premises that affects the temperature otherwise maintained by the HVAC system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand therefor.

11.  REPAIRS AND MAINTENANCE.

     11.1. Landlord's Obligations. Except to the extent of Tenant's obligations pursuant to Section 11.2 below, Landlord shall maintain and make all repairs to the Building, Common Areas, Building systems, and the Project including but not limited to all structural, mechanical, electrical, roof, landscaping, parking, glass and shall maintain in good order, condition and repair the Building, the Project and all other portions of the Premises not the obligation of Tenant or of any other tenant in the Building. If applicable, Landlord shall also maintain in good order, condition and repair the ICN, the cost of which is a reimbursable expense unless responsibility therefor is assigned to a particular tenant.

     11.2. Tenant's Obligations.

          11.2.1. Tenant shall, at Tenant's sole expense and except for services furnished by Landlord pursuant to Section 10, hereof, maintain the interior of the Premises in good order, condition and repair. For the purposes of this Section

          11.2.1. the term Premises shall be deemed to include all items and equipment installed by or for the benefit of or at the expense of Tenant in the Premises, including without limitation the interior surfaces of the ceilings, walls and floors; all doors; all interior and exterior windows; dedicated heating, ventilating and air conditioning equipment; all plumbing, pipes and fixtures; electrical switches and fixtures; internal wiring as it connects to the ICN, if applicable; and Building Standard Tenant Improvements, if any.

          11.2.2. Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof to the satisfaction of Landlord, the need for which arises out of
     (a) Tenant's use or occupancy of the Premises, (b) the installation, removal, use or operation of Tenant's Property (as defined in Section 13.) in the Premises, (c) the moving of Tenant's Property into or out of the Building, or (d) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

          11.2.3. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Notice to Tenant to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work.

     11.3. Compliance with Law. Landlord and Tenant shall each do all acts necessary to comply with all applicable laws, statutes, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein. The provisions of Section 9.2. are deemed restated here.

     11.4. Notice of Defect. If it is Landlord's obligation to repair, Tenant shall give Landlord prompt Notice, regardless of the nature or cause, of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

     11.5. Landlord's Liability. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Project, Building or Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's conduct of its business in the Premises.

12.  CONSTRUCTION, ALTERATIONS AND ADDITIONS.

     12.1. Landlord's Construction Obligations. NONE.

     12.2. Tenant's Construction Obligations. Tenant shall perform Tenant's Work to the Premises as described in Exhibit "D" and shall comply with all of the provisions of this Section 12.

     12.3. Tenant's Alterations and Additions. Except as provided in Section
12.2. above, Tenant shall not make any other additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord, which will not be unreasonably withheld or delayed. Landlord's consent may be conditioned, without limitation, on Tenant removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All of Tenant's Work described in Exhibit "D", as well as any addition, alteration or improvement, shall comply with all applicable laws, ordinances, codes and rules of any public authority (including, but not limited to the ADA) and shall be done in a good and professional manner by properly qualified and licensed personnel reasonably approved by Landlord. All work shall be diligently prosecuted to completion. Upon completion, Tenant shall furnish Landlord "as-built" plans. Prior to commencing any such work, Tenant shall furnish Landlord with plans and specifications; names and addresses of contractors; copies of all contracts; copies of all necessary permits; evidence of contractor's and subcontractors insurance coverage for Builder's Risk at least as broad as Insurance Services Office (ISO) special causes of loss form CP 10 30, Commercial General Liability at least as broad as ISO CG 00 01, workers' compensation, employer's liability and auto liability, all in amounts reasonably satisfactory to Landlord: The work shall be performed in a manner that will not unreasonably interfere with the quiet enjoyment of the other tenants in the Building in which the Premises is located.

     Landlord may require, in Landlord's sole discretion and at Tenant's sole cost and expense, that Tenant provide Landlord with a lien and completion bond in an amount equal to at least one and one-half (1-1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises, that are reasonably estimated to cost more than twenty thousand dollars ($20,000,00). Nothing contained in this Section 12.3. shall relieve Tenant of its obligation under Section 12.4. to keep the Premises, Building and Project free of all liens.

     12.4. Payment Tenant shall pay the costs of any work done on the Premises pursuant to Sections 12.2. and 12.3., and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant hereby indemnifies, and agrees to defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

     Tenant shall give Notice to Landlord at least ten (10) business days prior to the expected date of commencement of any work relating to alterations, additions or improvements to the Premises. Landlord retains the right to enter the Premises and post such notices as Landlord deems proper at any reasonable time.

     12.5. Property of Landlord. Except as otherwise set forth herein, all additions, alterations and improvements made to the Premises shall become the property of Landlord and shall be surrendered with the Premises upon the expiration of the Term unless their removal is required by Landlord as provided in Section 12.3., provided, however. Tenant's equipment, machinery and trade fixtures (collectively "Trade Fixtures") shall remain the Property of Tenant and shall be removed, subject to the provisions of Section 12.2.

13.  LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY.

     13.1. Leasehold Improvements. All fixtures, equipment (including air-conditioning or heating systems), improvements and appurtenances attached to or built into the Premises, other than Trade Fixtures as provided in Section
12.5 above, at the commencement or during the Term of the Lease (Leasehold Improvements), whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13.2., unless Landlord, by Notice to Tenant not later than thirty (30) days prior to the expiration of the Term, elects to have Tenant remove any Leasehold Improvements installed by Tenant. In such case, Tenant, at Tenant's sole cost and expense and prior to the expiration of the Term, shall remove the Leasehold Improvements and repair any damage caused by such removal. Notwithstanding anything in this
Section 13.1 to the contrary, Landlord reserves the right to require Tenant to remove any additions, alterations or improvements unless Landlord expressly consents in writing, at the time of Tenant's request for said approval to allowing any such, addition, alteration, or improvement to remain upon the expiration of the Term.

     13.2. Tenant's Property. All signs, notices, displays, movable partitions, business and trade fixtures, machinery and equipment (excluding air-conditioning or heating systems, whether installed by Tenant or not), personal telecommunications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, Tenant's Property) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal, including without limitation repairing the flooring and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction, all at Tenant's sole cost and expense.

14.  INDEMNIFICATION.

     14.1.Indemnification. Except to the extent caused by the willful misconduct or negligence of Landlord, its employees, agents, or contractors. Tenant shall indemnify and hold Landlord harmless from and against any and all liability and claims of any kind for loss or damage to any person or property arising out of:
(a) Tenant's use and occupancy of the Premises, or the Building or Project, or any work, activity or thing done, allowed or suffered by Tenant in, on or about the Premises, the Building or the Project; or (b) negligent or otherwise tortious act or omission of Tenant, its agents, employees, subtenants, licensees, customers, guests, invitees or contractors (including agents or contractors who perform work outside of the Premises for Tenant). At Landlord's request, Tenant shall, at Tenant's expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim. Tenant shall indemnify Landlord against all reasonable costs, attorneys' fees, expert witness fees and any other expenses or liabilities incurred in such action or proceeding. As a material part of the consideration for Landlord's execution of this Lease. Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause and Tenant hereby waives all claims in respect thereof against Landlord, except in connection with damage or injury resulting solely from the gross negligence or willful misconduct of Landlord or its employees, authorized agents or contractors. Except to the extent caused by the negligence or willful misconduct of Tenant, its employees, agents, or contractors. Landlord shall indemnify and hold Tenant harmless from and against any and all liability and claims of any kind for loss or damage to any person or property arising out of any negligent or otherwise tortuous act or omission of Landlord, its agents, employees, or contractors (including agents or contractors who perform work inside of the Premises for Landlord). At Tenant's request Landlord shall, at Landlord's expense, and by counsel reasonably satisfactory to Tenant, defend Tenant in any action or proceeding arising from any such claim. Landlord shall indemnify Tenant against all reasonable costs, attorneys' fees, expert witness fees and any other reasonable expense or liabilities incurred in such action or proceeding.

     14.2. Landlord Not Liable. Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, lighting fixtures or mechanical or electrical systems, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources, unless the condition was the sole result of Landlord's gross negligence or willful misconduct. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project or for the acts of persons in, on or about the Premises, Building or the Project who are not the employees, contractors, or authorized agents of Landlord or for losses due to theft, vandalism or like causes.

Tenant acknowledges that Landlord's election to provide mechanical surveillance or to post security personnel in the Building or on the Project is solely within Landlord's discretion. Landlord shall have no liability in connection with the decision whether or not to provide such services, and, to the extent permitted by law, Tenant hereby waives all claims based thereon.

15.  TENANT'S INSURANCE.

     15.1. Insurance Requirement. Tenant shall procure and maintain insurance coverage in accordance with the terms hereof, either as specific policies or within blanket policies. Coverage shall begin on the date Tenant is given access to the Premises for any purpose and shall continue until expiration of the Term, except as otherwise set forth in the Lease. The cost of such insurance shall be borne by Tenant.

Insurance shall be with insurers licensed to do business in the State, and acceptable to Landlord. The insurers must have a current A.M. Best's rating of not less than A: VII, or equivalent (as reasonably determined by Landlord) if the Best's rating system is discontinued.

Tenant shall furnish Landlord with original certificates and amendatory endorsements effecting coverage required by this Section 15. before the date Tenant is first given access to the Premises. All certificates and endorsements are to be received and approved by Landlord before any work commences. Landlord reserves the right to inspect and/or copy any insurance policy required to be maintained by Tenant hereunder, or to require complete, certified copies of all required insurance policies, including endorsements effecting the coverage required herein at any time. Tenant shall comply with such requirement within thirty (30) days of demand therefor by Landlord. Tenant shall furnish Landlord with renewal certificates and amendments or a "binder" of any such policy prior to the expiration thereof. Each insurance policy required herein shall be endorsed to state that coverage shall not be canceled, except after thirty (30) days (or ten (10) days in the event of non-payment of premium) prior written notice to Landlord and Landlord's lender (if such lender's address is provided in writing to Tenant).

The Commercial General Liability policy, as hereinafter required, shall contain, or be endorsed to contain, the following provisions: (a) Landlord and any parties reasonably designated by Landlord shall be covered as additional insureds as their respective interests may appear; and (b) Tenant's insurance coverage shall be primary insurance as to any insurance carried by the parties designated as additional insured's. Any insurance or self-insurance maintained by Landlord shall be excess of Tenant's insurance and shall not contribute with it.

     15.2. Minimum Scope of Coverage. Coverage shall be at least as broad as set forth herein. However, if, because of Tenant's Use or occupancy of the Premises, Landlord determines, in Landlord's reasonable judgment, that additional insurance coverage or different types of insurance are necessary and is customarily required by other landlord's of similar buildings with similar uses in the submarket the Building is located in, then Tenant shall obtain such insurance at Tenant's expense in accordance with the terms of this Section 15.

          15.2.1. Commercial General Liability (ISO occurrence form CG 00 01) which shall cover liability arising from Tenant's Use and occupancy of the Premises, its operations therefrom, Tenant's independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract.

          15.2.2. Workers' Compensation insurance as required by law, and Employers Liability insurance.

          15.2.3. Commercial Property Insurance (ISO special causes of loss form CP 10 30) against all risk of direct physical loss or damage (including flood, if applicable), earthquake excepted, for: (a) all leasehold improvements (including any alterations, additions or improvements made by Tenant pursuant to the provisions of Section 12. hereof) in, on or about the Premises; and (b) trade fixtures, merchandise and Tenant's Property from time to time in, on or about the Premises. The proceeds of such property insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (a) shall be paid to Landlord, and the proceeds under (b) above shall be paid to Tenant.

          15.2.4. Business Auto Liability.

Landlord shall, during the Term hereof, maintain in effect similar insurance on the Building and Common Area and shall purchase and Keep in full force and effect during the initial Term commercial property insurance insuring the Building in an amount equal to One Hundred percent (100%) of the full replacement cost of the Building subject to a commercially reasonable deductible amount.

          15.2.5. Business Interruption and Extra Expense Insurance.

     15.3. Minimum Limits of Insurance. Tenant shall maintain limits not less than:

          15.3.1. Commercial General Liability: $45,000,000 per occurrence. If the insurance contains a general aggregate limit, either the general aggregate limit shall apply separately to this location or the general aggregate limit shall be at least twice the required occurrence limit.

          15.3.2. Employer's Liability: $54,000,000 per accident for bodily injury or disease.

          15.3.3. Commercial Property Insurance: 100% replacement cost with no coinsurance penalty provision.

          15.3.4. Business Auto Liability: $54,000,000 per accident.

          15.3.5. Business Interruption and Extra Expense Insurance: In a reasonable amount and comparable to amounts carried by comparable tenants in comparable projects.

     15.4. Deductible and Self-Insured Retention. Any deductible or self-insured retention in excess of $25,000 per occurrence must be declared to and approved by Landlord. At the option of Landlord, either the insurer shall reduce or eliminate such deductible or self-insured retention or Tenant shall provide separate insurance conforming to this requirement.

     15.5. Increases in Insurance Policy Limits. If the coverage limits set forth in this Section 15. are deemed inadequate by Landlord or Landlord's lender, then Tenant shall increase the coverage limits to the amounts reasonably recommended by either Landlord or Landlord's lender. Landlord agrees that any such required increases in coverage limits shall not occur more frequently than once every three (3) years.

     15.6. Waiver of Subrogation. Landlord and Tenant each hereby waive shall cause their respective insurance carries to waive all rights of recovery against the other and against the officers, employees, agents and representatives, contractors and invitees of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is (or would have been, had the insurance required by this Lease been earned) insured against under any insurance policy which may have been in force at the time of such loss or damage.

     15.7. Landlord's Right to Obtain Insurance for Tenant. If Tenant fails to obtain the insurance coverage or fails to provide certificates and endorsements as required by this Lease, and Tenant has not procured or provided evidence of the same within thirty (30) days after receipt of written notice from

Landlord, Landlord may, at its option, obtain such insurance for Tenant. Tenant shall pay, as Additional Rent, the reasonable cost thereof together with a twenty percent (20%) service charge.

16.  DAMAGE OR DESTRUCTION.

     16.1. Damage. If, during the Term of this Lease, the Premises or the portion of the Building necessary for Tenant's occupancy is damaged by fire or other casualty covered by fire and extended coverage insurance carried by Landlord, Landlord shall promptly repair the damage provided (a) such repairs can, in Landlord's opinion, be completed, under applicable laws and regulations, within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, (b) insurance proceeds are available to pay eighty percent (80%) or more of the cost of restoration, and (c) Tenant performs its obligations pursuant to Section 16.4. hereof. In such event, this Lease shall continue in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant, its agents or employees, Tenant shall be entitled to a proportionate reduction of Rent to the extent Tenant's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under
Section 16.4. If the damage is due to the fault or neglect of Tenant, its agents or employees and loss of rental income insurance is denied as a result, there shall be no abatement of Rent.

     Notwithstanding anything contained in the Lease to the contrary, in the event of partial or total damage or destruction of the Premises during the last twelve (12) months of the Term, either party shall have the option to terminate this Lease upon thirty (30) days prior Notice to the other party provided such Notice is served within thirty (30) days after the damage or destruction. For purposes of this Section 16.1., "partial damage or destruction" shall mean the damage or destruction of at least thirty-three and one-third percent (33 and 1/3%) of the Premises, as determined by Landlord in Landlord's reasonable discretion.

     16.2. Repair of Premises in Excess of One Hundred Eighty Days.

If in Landlord's opinion, such repairs to the Premises or portion of the Building necessary for Tenant's occupancy cannot be completed under applicable laws and regulations within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, Landlord may elect, upon Notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but Rent shall be partially abated as provided in this Section 16. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

     16.3. Repair Outside Premises. If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord's opinion repair thereof cannot be completed under applicable laws and regulations within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, Landlord may elect upon Notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but Rent shall be partially abated as provided in this Section 16. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

     16.4. Tenant Repair. If the Premises are to be repaired under this Section 16., Landlord shall repair at its cost any injury or damage to the Building and Building Standard Tenant Improvements, if any. Notwithstanding anything contained herein to the contrary, Landlord shall not be obligated to perform work other than Landlord's Work performed previously pursuant to Section 12.1. hereof. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property (as well as reconstructing and reconnecting Tenant's internal telecommunications wiring and related equipment). Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

     16.5. Election Not to Perform Landlord's Work. Notwithstanding anything to the contrary contained herein, Landlord shall provide Notice to Tenant of its intent to repair or replace the Premises (if Landlord elects to perform such work), and, within fifteen (15) days of its receipt of such Notice, Tenant shall provide Notice to Landlord of its intent to reoccupy the Premises. Should
Tenant fail to provide such Notice to Landlord, then such failure shall be deemed an election by Tenant not to re-occupy the Premises and Landlord may elect not to perform the repair or replacement of the Premises. Such election shall not result in a termination of this Lease and all obligations of Tenant hereunder shall remain in full force and effect, including the obligation to pay Rent.

     16.6. Express Agreement. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of an express agreement shall have no application.

17.  EMINENT DOMAIN.

     17.1. Whole Taking. If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date.

     17.2. Partial Taking. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (a) Tenant shall have the right to terminate this Lease by Notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (b) Landlord shall have the right to terminate this Lease by Notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) calendar day after either such Notice. Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, Base Rent and Tenant's Proportionate Share shall be equitably adjusted.

     17.3. Proceeds. In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority; however, Tenant shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's Property and damage to Leasehold Improvements installed at the sole expense of Tenant.

     17.4. Landlord's Restoration. In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking; provided however, Landlord shall not be obligated to perform work other than Landlord's Work performed previously pursuant to Section 12.1. hereof. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of Tenant's Property and any other Leasehold Improvements.

18.  ASSIGNMENT AND SUBLETTING.

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Section 18.

     18.1. No Assignment or Subletting. Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises or any part thereof by any party other than Tenant. Any of the foregoing acts without such consent shall be voidable and shall, at the option of Landlord, constitute a default hereunder. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the prior written consent of Landlord.

          18.1.1. For purposes of this Section 18., the following shall be deemed an assignment:

               18.1.1.1. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary, or by operation of law, and whether occurring at one time or over a period of time) of any partner(s) owning twenty-five (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership;

               18.1.1.2. Except as otherwise provided in Section 18.6. below, if Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, any sale or transfer (or cumulative sales or transfers) of the capital stock of Tenant in excess of twenty-five percent (25%), or any sale (or cumulative sales) or transfer of fifty-one percent (51%) or more of the value of the assets of Tenant provided, however, the foregoing shall not apply to corporations the capital stock of which is publicly traded. The foregoing shall not apply to the infusion of additional equity capital in Tenant or an initial public offering of equity securities of Tenant under the Securities Act of 1933, as amended, which results in Tenant's stock being traded on a national securities exchange. In addition, in the event of the proposed transfer of fifty-one percent (51%) or more of the value of the assets of Tenant, Landlord's prior consent shall be required, unless in connection therewith Tenant provides Landlord with a letter of credit in substantially the same form as has been previously accepted by Landlord under this Lease, or in a form reasonably acceptable to Landlord and otherwise in compliance with the terms set forth in Section 40 of the Lease, in an amount, equal to the lesser of one year's worth of Rent next due under the Lease or the balance of Rent due for the remaining Term of the Lease (the "Increased Amount"). In determining the amount of Additional Rent for Increases in Tax Cost and Operating Expenses, and the Tenant Electric Amount, to be included in the Increased Amount. Landlord's most recent projected Direct Costs and Tenant Electric Amount, shall be used for the balance of the then current calendar year, and for periods beyond the then current calendar year it shall be assumed that Landlord's Direct Costs, and the Electricity Charge, if any, will increase by 5% per annum. Within ten (10) days of Landlord's receipt of a written request from Tenant Landlord shall provide Tenant with confirmation of Tenant's calculation of the Increased Amount or Landlord's good faith calculation of the Increased Amount, if different. In the event Landlord's good faith calculation of the Increased Amount is greater than the Tenant's calculation then the Tenant shall within ten (10) days thereafter increase the Letter of Credit to reflect such greater amount.

     18.2. Landlord's Consent. If, at any time or from time to time during the Term hereof, Tenant desires to assign this Lease or sublet all or any part of the Premises, and if Tenant is not then in default under the terms of the Lease, Tenant shall submit to Landlord a written request for approval setting forth the terms and provisions of the proposed assignment or sublease, the identity of the proposed assignee or subtenant, and a copy of the proposed form of assignment or sublease. Tenant's request for consent shall be submitted to Landlord at least thirty (30) days prior to the intended date of such transfer. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld. In no event however, shall Landlord be required to consent to any assignment or sublease (a) to an existing tenant in the Project or (b) that may violate any restrictions contained in any mortgage, lease or agreement affecting the Project. Landlord's consent to any assignment shall not be construed as a consent to any subsequent assignment, subletting, transfer of partnership interest or stock, occupancy or use.

          18.2.1. Landlord's approval shall be conditioned, among other things, on Landlord's receiving adequate assurances of future performance under this Lease and any sublease or assignment. In determining the adequacy of such assurances, Landlord may base its decision on such factors as it deems appropriate, including but not limited to:

               18.2.1.1. that the source of rent and other consideration due under this Lease, and, in the case of assignment, that the financial condition and operating performance and business experience of the proposed assignee and its guarantors, if any, shall be equal to or greater than the financial condition and operating performance and experience of Tenant and its guarantors, if any, as of the time Tenant became the lessee under this Lease;

               18.2.1.2. that any assumption or assignment of this Lease will not result in increased cost or expense, wear and tear, greater traffic or demand for services and utilities provided by Landlord pursuant to Section 10. hereof and will not disturb or be detrimental to other tenants of Landlord;

               18.2.1.3. whether the proposed assignee's use of the Premises will include the use of Hazardous Material, or will in any way increase any risk to Landlord relating to Hazardous Material; and

               18.2.1.4. that assumption or assignment of such lease will not disrupt any tenant mix or balance in the project.

          18.2.2. The assignment or sublease shall be on the same terms and conditions set forth in the written request for approval given to Landlord, or, if different, upon terms and conditions consented to by Landlord;

          18.2.3. No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises or any part thereof until an executed counterpart of such assignment or sublease has been delivered to Landlord;

          18.2.4. No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained;

          18.2.5. Any sums or other economic considerations received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate (a) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (b) any real estate brokerage commissions or fees payable to third parties in connection with such assignment or subletting, shall be shared equally by Tenant and Landlord as Additional Rent under this Lease without effecting or reducing any other obligations of Tenant hereunder.

If Landlord consents to the proposed transfer. Tenant shall deliver to Landlord three (3) fully executed original documents (in the form previously approved by Landlord) and Landlord shall attach its consent thereto. Landlord shall retain one (1) fully executed original document. No transfer of Tenant's interest in this Lease shall be deemed effective until the terms and conditions of this
Section 18. have been fulfilled.

     18.3. Tenant Remains Responsible. No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments or sublets of the Lease or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

     18.4. Conversion to a Limited Liability Entity. Notwithstanding anything contained herein to the contrary, if Tenant is a limited or general partnership (or is comprised of two (2) or more persons, individually or as co-partners, or entities), the change or conversion of Tenant to (a) a limited liability company, (b) a limited liability partnership, or (c) any other entity which possesses the characteristics of limited liability (any such limited liability entity is collectively referred to herein as a "Successor Entity") shall be prohibited unless the prior written consent of Landlord is obtained, which consent may be withheld in Landlord's sole discretion.

          18.4.1. Notwithstanding the preceding paragraph. Landlord agrees not to unreasonably withhold or delay such consent provided that:

               18.4.1.1. The Successor Entity succeeds to all or substantially all of Tenant's business and assets;

               18.4.1.2. The Successor Entity shall have a tangible net worth (Tangible Net Worth), determined in accordance with generally accepted accounting principles, consistently applied, of not less than the greater of the Tangible Net Worth of Tenant on (a) the date of execution of the Lease, or (b) the day immediately preceding the proposed effective date of such conversion; and

               18.4.1.3. Tenant is not in default of any of the terms, covenants, or conditions of this Lease on the propose effective date of such conversion.

     18.5. Payment of Fees. If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment, subletting or conversion to a limited liability entity, then Tenant shall, upon demand, pay Landlord, whether or not consent is ultimately given, an administrative fee plus costs and other reasonably expenses incurred by Landlord not to exceed of Five Hundred and 00/100 Dollars ($500.00) so long as Tenant does not request changes to the Lease or Landlord's standard form of consent.

     18.6. Assignment to Permitted Transferee. Notwithstanding anything contained herein to the contrary, the assignment by Tenant of this Lease to (i) a parent or subsidiary of Tenant or (ii) any person or entity which controls, is controlled by or under common control with Tenant or (iii) any entity which purchases all or substantially all of the assets of Tenants, or (iv) any entity into which Tenant is merged or consolidated (all such persons or entities described in (i), (ii), (iii) and (iv) above being sometimes hereinafter referred to as a "Permitted Transferee") shall not be deemed an assignment under this Article 18 requiring Landlord's consent provided that:

     18.6.1. Any such Permitted Transferee was not formed as a subterfuge to avoid the obligations of this Article 18;

     18.6.2. Except as otherwise provided below. Tenant gives Landlord notice of any such assignment to a Permitted Transferee at least ten (10) days thereafter:

     18.6.3. The successor of Tenant and the original Tenant executing this Lease have a tangible net worth, determined in accordance with generally accepted accounting principles, consistently applied, of not less than the greater of the tangible net worth of Tenant on (a) the date of execution of this Lease, or (b) the day immediately preceding the proposed assignment. Notwithstanding the foregoing, if the successor tenant's tangible net worth is supposed to satisfy the requirement in subsection (a) of the immediately preceding sentence, and instead it only satisfies subsection (b) then Tenant may still so assign without Landlord's prior consent provided that Tenant is otherwise in compliance with the provisions of this Section 18.6 and provides to Landlord, at least ten (10) business days prior to the proposed assignment, sufficient evidence that the successor tenant has a tangible net worth sufficient to meet the obligations of Tenant under this Lease, and provided further that if Tenant cannot fulfill such obligation, then Tenant may still so assign, without Landlord's prior consent, by providing Landlord in connection with such assignment, with a letter of credit in substantially the same form as has been previously accepted by Landlord under this Lease, or in a form reasonably acceptable to Landlord and otherwise in accordance with the terms of
Section 40 of the Lease, in an amount equal to the Increased Amount, as defined in Section 18.1.1.2 herein.

     18.6.4. Tenant is not in default of any of the terms, covenants or conditions of this Lease on the proposed effective date of such assignment;

     18.6.5. Any such assignment shall be subject to all of the terms and provisions of this Lease, and such assignee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord at least ten (10) days thereafter, all of the obligations of Tenant under this Lease; and

     18.6.6. Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease.

19.  DEFAULT.

     19.1. Tenant's Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant.

          19.1.1. If Tenant abandons the Premises.

          19.1.2. If Tenant fails to pay any Rent or Additional Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for five (5) business days after receipt of Notice thereof from Landlord to Tenant.

          19.1.3. If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after Notice thereof from Landlord to Tenant, or, if such default cannot reasonably be cured within thirty (30) days, if Tenant fails to commence to cure within that thirty (30) day period and diligently prosecute to completion.

          19.1.4. Tenant's failure to occupy the Premises within thirty (30) days after delivery of possession (as defined in Section 4. hereof).

          19.1.5. Tenant's failure to provide any document, instrument or assurance as required by Sections 12., 15., 18. and/or 35. if the failure continues for five (5) business days after receipt of Notice from Landlord to Tenant.

          19.1.6. To the extent provided by law:

               19.1.6.1.If a writ of attachment or execution is levied on this Lease or on substantially all of Tenant's Property; or

               19.1.6.2.If Tenant or Tenant's Guarantor makes a general assignment for the benefit of creditors; or

               19.1.6.3.If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within sixty (60) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of sixty (60) days; or

               19.1.6.4.If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's Property (or has the authority to do so); or

               19.1.6.5.If Tenant is a partnership or consists of more than one
          (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in Sections 19.1.6.1. through 19.1.6.3. above.

     19.2. Landlord Remedies. In the event of Tenant's default hereunder, then, in addition to any other rights or remedies Landlord may have under any law or at equity, Landlord shall have the right to collect interest on all past due sums (at a maximum rate of eighteen percent (18%) per year), and, at Landlord's option and without further notice or demand of any kind, to do the following:

          19.2.1. Terminate this Lease and Tenant's right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

          19.2.2. Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

          19.2.3. Reenter the Premises under the provisions of Section 19.2.2., and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises.

If Landlord reenters the Premises under the provisions of Sections 19.2.2. or
19.2.3. above. Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's obligations under the Lease. In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant's Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relot the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of Rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises which are not covered by the rent received from the reletting.

     19.3. Damages Recoverable. Should Landlord elect to terminate this Lease under the provisions of Section 19.2., Landlord may recover as damages from Tenant the following:

          19.3.1. Past Rent. The worth at the time of the award of any unpaid Rent that had been earned at the time of termination including the value of any Rent that was abated during the Term of the Lease (except Rent that was abated as a result of damage or destruction or condemnation or due to service interruption as provided in Section 10); plus

          19.3.2. Rent Prior to Award. The worth at the time of the award of the amount by which the unpaid Rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided; plus

          19.3.3. Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the unpaid Rent that Tenant proves could be reasonably avoided; plus

          19.3.4. Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys' fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant's default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and
     (d) reletting the Premises, including brokers' commissions.

"The worth at the time of the award" as used in Sections 19.3.1. and 19.3.2. above, is to be computed by allowing interest at a maximum rate of eighteen percent (18%) per year. "The worth at the time of the award" as used in Section
19.3.3. above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus three percent (+3%).

     19.4. Landlord's Right to Cure Tenant's Default. If Tenant defaults in the performance of any of its obligations under this Lease and Tenant has not timely cured the default after Notice, Landlord may (but shall not be obligated to), without waiving such default, perform the same for the account and at the expense of Tenant. Tenant shall pay Landlord all costs of such performance within ten (10) days, of written demand therefor, and if paid at a later date those costs shall bear interest at a maximum rate of eighteen percent (18%) per year.

     19.5. Landlord's Default. If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of Notice from Tenant specifying such default, or, if such default cannot reasonably be cured within thirty (30) days if Landlord fails to commence to cure within that thirty (30) day period and diligently prosecute to completion, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, proceeds, and other income derived from Landlord's right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any), wherever situated, shall be subject to levy to satisfy such judgment.

     19.6. Mortgagee Protection. Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, then such mortgagee or beneficiary shall have such additional time (not to exceed an additional thirty (30) days) to cure the default as is reasonably necessary under the circumstances.

     19.7. Tenant's Right to Cure Landlord's Default. If, after Notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord's expense. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

20. WAIVER.

No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default: it shall constitute only a waiver of timely payment for the particular Rent payment involved (excluding the collection of a late charge or interest).

No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written acknowledgement from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease.

Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord or Tenant of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

21. SUBORDINATION AND ATTORNMENT.

This Lease is and shall be subject and subordinate to all ground or underlying leases (including renewals, extensions, modifications, consolidations and replacements thereof) which now exist or may hereafter be executed affecting the Building or the land upon which the Building is situated, or both, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever (including renewals, extensions, modifications, consolidations and replacements thereof) now or hereafter placed on or against the Building or on or against Landlord's interest or estate therein, or on or against any ground or underlying lease, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Nevertheless, Tenant covenants and agrees to execute and deliver upon demand, without charge therefor, such further instruments evidencing such subordination of this Lease to such ground or underlying leases, and to the lien of any such mortgages or deeds of trust as may be required by Landlord.

Notwithstanding anything contained herein to the contrary, if any mortgagee, trustee or ground lessor shall elect that this Lease is senior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of the recording thereof.

In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this lease. Landlord shall use commercially reasonable efforts to secure a subordination, non-disturbance and attornment agreement, in form and substance reasonably acceptable to Tenant to Landlord, and to the lender, from the current lender on the Building. Upon written request by Tenant, as a condition precedent to the future subordination of this Lease to a future mortgage, Landlord shall use commercially reasonable efforts to secure, at no cost to Landlord, a subordination, non-disturbance and attornment agreement, in form and substance reasonably acceptable to Tenant, to Landlord, and to the lender, from any future lender on the Building.

22. TENANT ESTOPPEL CERTIFICATES.

     22.1. Landlord Request for Estoppel Certificate. Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee, in the form requested by Landlord, a written statement certifying, among other things, (a) that this Lease is unmodified and in full force and effect, or that it is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and Additional Rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that to the best of Tenant's knowledge. Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default. Any such statement may be conclusively relied upon by a prospective purchaser, assignee or encumbrancer of the Premises.

     22.2. Failure to Execute. Tenant's failure to execute and deliver such statement within the time required shall at Landlord's election be a default under this Lease and shall also be conclusive upon Tenant that: (a) this Lease is in full force and effect and has not been modified except as represented by Landlord; (b) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counter-claim or deduction against Rent and (c) not more than one month's Rent has been paid in advance.

23. NOTICE.

Notice shall be in writing and shall be deemed duly served or given if personally delivered, sent by certified or registered U.S. Mail, postage prepaid with a return receipt requested, or sent by overnight courier service, fee prepaid with a return receipt requested, as follows: (a) if to Landlord, to Landlord's Address for Notice with a copy to the Building manager, (provided Tenant has been given notice of the same), and (b) if to Tenant, to Tenant's Mailing Address Landlord and Tenant may from time to time by Notice to the other designate another place for receipt of future Notice. Notwithstanding anything contained herein to the contrary, when an applicable State statute requires service of Notice in a particular manner, service of that Notice in accordance with those particular requirements shall replace rather than supplement any Notice requirement set forth in the Lease.

24.  TRANSFER OF LANDLORD'S INTEREST.

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, provided the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease and, following request by Tenant. Landlord shall deliver to Tenant reasonably evidence of such assumption by the purchaser. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all of Landlord's obligations hereunder are assumed by such transferee. If any security deposit or prepaid Rent has been paid by Tenant, Landlord shall transfer the security deposit or prepaid Rent to Landlord's successor and upon such transfer. Landlord shall be relieved of any and all further liability with respect thereto.

25.  SURRENDER OF PREMISES.

     25.1. Clean and Same Condition. Upon the Expiration Date or earlier termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord broom clean and in substantially the same condition as when received, except for (a) reasonable wear and tear, (b) loss by fire or other casualty, and
(c) loss by condemnation, (d) leasehold improvements (except to the extent required to be removed pursuant to the terms of this Lease). Tenant shall remove Tenant's Property no later than the Expiration Date. If Tenant is required by Landlord to remove any additions, alterations, or improvements under Section 12.3., Tenant shall complete such removal no later than the Expiration Date. Any damage to the Premises, including any structural damage, resulting from removal of any addition, alteration, or improvement made pursuant to Section 12.3. and/or from Tenant's use or from the removal of Tenant's Property pursuant to
Section 13.2. shall be repaired (in accordance with Landlord's reasonable direction) no later than the Expiration Date by Tenant at Tenant's sole cost and expense. On the Expiration Date, Tenant shall surrender all keys to the Premises.

     25.2. Failure to Deliver Possession.

If Tenant fails to vacate and deliver possession of the Premises to Landlord on the expiration or sooner termination of this Lease as required by Section. Tenant shall indemnify, defend and hold Landlord harmless from all claims, liabilities and damages resulting from Tenant's failure to vacate and deliver possession of the Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant's failure to vacate and deliver possession of the Premises and rental loss which Landlord suffers. Notwithstanding the foregoing. Tenant shall in no event be liable for any kind of consequential or indirect damages, of claims made by a succeeding tenant resulting from Tenant failure to vacate and deliver possession of the Premises and rental loss which Landlord suffers, unless and until Tenant fails to vacate and deliver possession of the Premises to Landlord within seven (7) days following the expiration or sooner termination of this Lease.

     25.3. Property Abandoned. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned if not removed five (5) days after written notice from Landlord, and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant's Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant.

26.  HOLDING OVER.

Tenant shall not occupy the Premises after the Expiration Date without Landlord's consent. If after expiration of the Term, Tenant remains in possession of the Premises with Landlord's permission (express or implied), Tenant shall become a tenant from month to month only upon all the provisions of this Lease (except as to the term and Base Rent). Monthly Installments of Base Rent payable by Tenant during this period shall be increased to one hundred fifty percent (150%) of the Monthly Installments of Base Rent payable by Tenant in the final month of the Term. The tenancy may be terminated by either party by delivering a thirty (30) day Notice to the other party. Nothing contained in this Section 26, shall be construed to limit or constitute a waiver of any other rights or remedies available to Landlord pursuant to this Lease or at law.

27.  RULES AND REGULATIONS.

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit "E" and with such reasonable modifications thereof and additions thereto as Landlord may reasonably from time to time make, so long as Tenant's rights hereunder are not materially altered or its obligations substantially increased. Landlord agrees to enforce the rules and regulations uniformly against all tenants of the Project. Landlord shall not be liable, however, for any violation of said rules and regulations by other tenants or occupants of the Building or Project.

28.  CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord reserves the following rights, exercisable without (a) liability to Tenant for damage or injury to property, person or business; (b) being found to have caused an actual or constructive eviction from the Premises; or (c) being found to have disturbed Tenant's use or possession of the Premises.

     28.1. Name. To name the Building and Project and to change the name or street address of the Building or Project, so long as Landlord reimbursed Tenant for the cost of replacement of Tenant's stationary, business cards, and letterhead.

     28.2. Signage. To install and maintain all signs on the exterior and interior of the Building and Project.

     28.3. Access. To have pass keys to the Premises and all doors within the Premises, excluding Tenant's files, vaults and safes. Notwithstanding the foregoing. Tenant, at its own expense, may provide its own locks to any secure laboratory area in the Premises ("Secured Area") and Tenant need no supply Landlord with a key to the Secured Area. However, upon the Expiration Date or sooner termination of the Lease or Tenant's right to possession. Tenant shall surrender all such keys to Landlord. If Landlord must gain access to a Secured Area in a non-emergency situation. Landlord shall contact Tenant, and Landlord and flood, requires Landlord to gain access to the Secured Area, Tenant hereby authorizes Landlord to forcibly enter the Secured Area. In such event, Landlord shall have no liability whatsoever to Tenanat and Tenant shall pay all reasonable expenses incurred by Landlord in reparring or reconstructing any contrance, corridor, door or other portions of the Premises damaged as a result of a forcible entry by Landlord. Landlord shall have not obligation to provide [???] service or cleaning in the Secured Area.

     28.4. Physical Changes. To stripe or re-stripe, re-surface, enlarge, change the grade or drainage of and control access to the parking lot; to assign and reassign spaces for the exclusive or nonexclusive use of tenants (including Tenant); and to locate or relocate parking spaces assigned to Tenant, so long as the parking available to Tenant is substantially the same in terms of convenience and location to the parking provided as of the Commencement Date.

     28.5. Inspection. At any time during the Term, and on no less than twenty-four hours prior telephonic notice to Tenant, to inspect the Premises, and to show the Premises to any person having an existing or prospective interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof. Notwithstanding the foregoing. Landlord shall only be permitted to enter any laboratory areas or "Hot Bench" areas when accompanied by an employee (provided the employee is made available by Tenant at the time Landlord desires to enter) of Tenant, and shall at all times comply with all security and safety rules and regulations of Tenant in connection with any such entry and inspection.

     28.6. Entry. To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry and shall comply with the provisions of Section 28.5 with respect to entry and inspection of any laboratory or "Hot Bench" areas in the Premises.

     28.7. Common Area Regulation. To exclusively regulate and control use of the Common Area, so long as Tenant's rights and Tenant's Use, enjoyment and access to the Premises is not materially impaired.

29.  ADVERTISEMENTS AND SIGNS.

Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation the inside or outside of windows or doors, without the prior written consent of Landlord. Landlord shall have the right to remove any signs or other matter installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as Additional Rent hereunder, payable within ten (10) days of written demand by Landlord. Landlord, shall at Landlord's sole cost and expense, provide Tenant with one line identifying Tenant on the Building standard lobby directory signage. Tenant shall be permitted at its sole cost and expense to place Building Standard signage identifying Tenant at the entrance to the Premises, in a manner design, size and style approved by Landlord, such approval not to be unreasonably withheld or delayed.

30.  RELOCATION OF PREMISES. INTENTIONALLY OMITTED.

31.  GOVERNMENT ENERGY OR UTILITY CONTROLS.

In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities (including telecommunications) during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

32.  FORCE MAJFURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Section 32. shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease.

33.  BROKERAGE FEES.

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except the Listing and Leasing Agent(s) set forth in Section 2.9. of this Lease. Tenant shall indemnify, defend and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

34.  QUIET ENJOYMENT.

Tenant peaceably, quietly and exclusively enjoy possession of the Premises without unwarranted interference by Landlord or anyone acting or claiming through Landlord, subject to the terms of this Lease and to any existing mortgage, lease, or other agreement to which this Lease may be subordinate.

35.  TELECOMMUNICATIONS.

     35.1. Telecommunications Companies. Tenant and Tenant's telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies ("Telecommunications Companies"), shall have no right of access to and within the lands or Buildings comprising the Project for the installation and operation of telecommunications lines and systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless and any other transmission systems, for part or all of Tenant's telecommunications within the Building and from the Building to any other location (hereinafter collectively referred to as "Telecommunications Lines"), without Landlord's prior written consent, which Landlord will not unreasonably withhold ______ delay. Notwithstanding the foregoing, Tenant may perform any installation, repair and maintenance to its Telecommunications Lines without Landlord's consent where the equipment being installed, repaired or maintained is not located in an area in which the Telecommunications Lines or any part thereof of any other tenant or of Landlord are located.

     35.2. Tenant's Obligations. If at any time, Tenant's Telecommunications Companies or appropriate governmental authorities relocate the point of demarcation from the location of Tenant's telecommunications equipment in Tenant's telephone equipment room or other location, to some other point, or in any other manner transfer any obligations or liabilities for telecommunications to Landlord or Tenant, whether by operation of law or otherwise, upon Landlord's election, Tenant shall, at Tenant's sole expense and cost: (1) within sixty (60) days after notice is first given to Tenant of Landlord's election, cause to be completed by an appropriate telecommunications engineering entity approved in advance in writing by Landlord, all details of the Telecommunications Lines serving Tenant in the Building which details shall include all appropriate plans, schematics, and specifications; and (2) if Landlord so elects, immediately undertake the operation, repair and maintenance of the Telecommunications Lines serving Tenant in the Building; and (3) upon the termination of the Lease for any reason, or upon expiration of the Lease, immediately effect the complete removal of all or any portion or portions of the Telecommunications Lines serving Tenant in the Building and repair any damage caused thereby (to Landlord's reasonable satisfaction); provided, however, that Tenant shall not be required to remove any Telecommunications Lines serving Tenant that are in existence as of the date of this Lease.

     Prior to the commencement of any alterations, additions, or modifications to the Telecommunications Lines serving Tenant in the Building, except for minor changes, Tenant shall first obtain Landlord's prior written consent by written request accompanied by detailed plans, schematics, and specifications showing all alterations, additions and modifications to be performed, with the time schedule for completion of the work, and the identity of the entity that will perform the work, for which, except as otherwise provided in Section 35.3. below, Landlord may withhold consent in its reasonable discretion.

     35.3. Landlord's Consent. Without in any way limiting Landlord's right to withhold its consent to a proposed request for access, or for alterations, additions or modifications of the Telecommunications Lines serving Tenant in the Building, Landlord shall consider the following factors in making its determination:

          35.3.1. If the proposed actions of Tenant and its Telecommunications Companies will impose new obligations on Landlord, or expose Landlord to liability of any nature or description, or increase Landlord's insurance costs for the Building, or create liabilities for which Landlord is unable to obtain insurance protection, or imperil Landlord's insurance coverage;

          35.3.2. If Tenant's Telecommunications Companies are unwilling to pay reasonable monetary compensation for the use and occupation of the Building for the Telecommunications Lines;

          35.3.3. If Tenant and its Telecommunications Companies would cause any work to be performed that would adversely affect the land and Building or any space in the Building in any manner;

          35.3.4. If Tenant encumbers or mortgages its interest in any telecommunications wiring or cabling; or

          35.3.5. If Tenant is in default under this Lease.

     35.4. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of any kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the acts and omissions of Tenant, Tenant's officers, directors, employees, agents, contractors, subcontractors, subtenants and invitees with respect to (1) any Telecommunications Lines serving Tenant in the Building which are on, from, or affecting the Project and Building; (2) except to the extent caused by the negligence of Landlord, its employees agents or contractors, any bodily injury (including wrongful death) or property damage (real or personal) arising out of or related to any Telecommunications Lines serving Tenant in the Building which are on, from, or affecting the Building; (3) any lawsuit brought or threatened, settlement reached, or governmental order relating to such Telecommunications Lines; (4) any violations of laws, orders, regulations, requirements, or demands of governmental authorities, or any reasonable policies or requirements of Landlord, which are based upon or in any way related to such Telecommunications Lines, including, without limitation, reasonable attorney and consultant fees, court costs and litigation expenses. This indemnification and hold harmless agreement will survive this Lease. Under no circumstances shall Landlord be required to maintain, repair or replace any Telecommunications Lines or any portions thereof, when such maintenance, repair or replacement is necessitated in whole or in part by the failure of any such system or any portions thereof, and/or the requirements of any governmental authorities, unless due to the negligence or willful misconduct of Landlord, its employees, agents or contractors. Under no circumstances shall Landlord be liable for interruption in telecommunications services to Tenant or any other entity affected, for electrical spikes or surges, or for any other cause whatsoever, whether by Act of God or otherwise, even if the same is caused by the ordinary negligence of Landlord, Landlord's contractors, subcontractors, or agents or other tenants, subtenants, or their contractors, subcontractors, or agents.

     35.5. Landlord's Operation of Building Telecommunications Lines and Systems, Notwithstanding anything contained herein to the contrary, if the point of demarcation is relocated, Landlord may, but shall not be obligated to, undertake the operation, repair and maintenance of telecommunications lines and systems in the Building. If Landlord so elects, Landlord shall give Notice of its intent to do so, and Landlord shall, based on Landlord's sole business discretion, make such lines and systems available to tenants of the Building (including Tenant) in the manner it deems most prudent. Landlord may include in Operating Expenses all or a portion of the expenses related to the operation, repair and maintenance of the telecommunications lines and systems.

36.  MISCELLANEOUS.

     36.1. Accord and Satisfaction; Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

     36.2. Addenda. If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

     36.3. Attorneys' Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party (i.e., the party that recovers the greater relief as a result of the action or proceeding) shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred on account of such action or proceeding.

     36.4. Captions and Section Numbers. The captions appearing in the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Section numbers refer to Sections in this Lease.

     36.5. Changes Requested by Lender. Neither Landlord nor Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest, so long as such changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such change or amendment is requested.

     36.6. Choice of Law. This Lease shall be construed and enforced in accordance with the Laws of the State.

     36.7. Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages, by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and, in such event. Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, approval or statement of satisfaction.

     36.8. Authority. If Tenant or Landlord is not an individual signing on his or her own behalf, then each individual signing this Lease on behalf of the business entity that constitutes Tenant or Landlord represents and warrants that the individual is duly authorized to execute and deliver this Lease on behalf of the business entity, and that this Lease is binding on Tenant or Landlord in accordance with its terms. Tenant or Landlord shall, at the other's request, deliver a certified copy of a resolution of its board of directors, if Tenant or Landlord is a corporation, or other memorandum of resolution if Tenant or Landlord is a limited partnership, general partnership or limited liability entity, authorizing such execution.

     36.9. Waiver of Right to Jury Trial. Landlord and Tenant hereby waive their respective rights to a trial by jury of any claim, action, proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and/or Tenant's Use or occupancy of the Premises, Building or Project (including any claim of injury or damage or the enforcement of any remedy under any current or future laws, statutes, regulations, codes or ordinances).

     36.10. Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

     36.11. Execution of Lease; No Option. The submission of this Lease to Tenant shall be for examination purposes only and does not and shall not constitute a reservation of or option for Tenant to Lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord, notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

     36.12. Furnishing of Financial Statements; Tenant's Representations. In order to induce Landlord to enter into this Lease. Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord's written request, financial statements reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

     36.13. Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

     36.14. Prior Agreements; Amendments. This Lease and the schedules and addenda attached, if any, form a part of this Lease together with the rules and regulations set forth on Exhibit "E" attached hereto, and set forth all the covenants, promises, assurances, agreements, representations, conditions, warranties, statements, and understandings (Representations) between Landlord and Tenant concerning the Premises and the Building and Project, and there are no Representations, either oral or written, between them other than those in this Lease.

This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, representations, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent Landlord or Tenant. Tenant acknowledges that it has not been induced to enter into this Lease by any Representations not set forth in this Lease, and that it has not relied on any such Representations. Tenant further acknowledges that no such Representations shall be used in the interpretation or construction of this Lease, and that Landlord shall have no liability for any consequences arising as a result of any such Representations.

Except as otherwise provided herein, no subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless it is in writing and signed by each party.

     36.15. Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a short form memorandum of this Lease for recording purposes.

     36.16. Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

     36.17. Successors and Assigns. This Lease shall apply to and bind the heirs, personal representatives, and successors and assigns of the parties.

     36.18. Time of the Essence. Time is of the essence of this Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first set forth on Page 1.

LANDLORD:

GLENBOROUGH PROPERTIES, L.P.,
a California limited partnership


By: Glenborough Realty Trust Incorporated,
    a Maryland corporation
    Its General Partner


    By: /s/ [ILLEGIBLE]
        ----------------------------------
        Its [ILLEGIBLE]
            ------------------------------

TENANT:
ACTIVBIOTICS, INC.,
a Delaware corporation


    By: /S/ STEVEN C. GILMAN
        ----------------------------------
        Its PRESIDENT & CEO
            ------------------------------


    By:
        ----------------------------------
        Its
            ------------------------------

                        ADDENDUM TO LEASE BY AND BETWEEN
                          GLENBOROUGH PROPERTIES, L.P.,
                  a California limited partnership ("Landlord")
                                       and
                               ACTIVBIOTICS, INC.,
                        a Delaware corporation ("Tenant")
                              DATED: April 5, 2005

37.  TENANT IMPROVEMENTS.

Section 37. adds to and amends the Lease as follows:

(a) Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease, shall have the right to perform tenant improvements in the Premises in accordance with Exhibit "D" attached hereto (the "Tenant Improvements" or, for purposes of Section 12.2. of this Lease, "Tenant's Work"). Tenant agrees to accept the Premises in its "as-is" condition, it being agreed that Landlord does not intend to construct any additional leasehold improvements, and therefore there is no "Landlord's Work" for purposes of Section 12.1. of the Lease. Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform the Tenant Improvements unless and until Tenant has complied with all of the terms and conditions of Section 12 of the Lease, including, without limitation, the following terms and conditions:

          (i) Tenant, at Tenant's sole cost and expense, shall obtain all space plans, if any, for the Premises as well as all necessary permits for construction of Tenant Improvements from municipal authorities and provide Landlord with satisfactory evidence of such permits;

          (ii) Landlord's approval of the final plans for the Tenant Improvements and the contractors to be retained by Tenant to perform such Tenant Improvements, which approval will not be unreasonably withheld or delayed;

          (iii) Prior to commencement of construction, Tenant shall submit to Landlord a copy of all contracts entered into relating to the performance of the Tenant Improvements. Tenant shall also provide Landlord with evidence that Tenant's general contractor is licensed and qualified to do business in Massachusetts; and

          (iv) Tenant's general contractor shall provide Landlord with a Certificate of Insurance: A) naming Landlord, and any parties designated by Landlord, as additional insureds, as their respective interests may appear; B) evidencing general liability, owners and contractors protective ("OCP") liability, and property damage insurance with respect to construction of the Tenant Improvements in the Premises of not less than One Million Dollars ($1,000,000.00) combined single limit for bodily injury, death and property damage liability; and C) evidencing Workers' Compensation insurance in compliance with Massachusetts law.

(b) Landlord reserves the right to enter the Premises to post such notices as Landlord deems necessary.

(c) During construction, Landlord shall have the right of reasonable inspection. The approved plans for the Tenant Improvements may not be changed or altered without Landlord's prior written consent if such change would result in changes to the structural aspects of the construction.

(d) Tenant shall take all reasonable steps necessary to ensure that the Tenant Improvements shall be performed in a manner that will not interfere with the quiet enjoyment of the other tenants in the Project. Tenant shall ensure that the work area is kept clean and that construction material does not block any corridor, hallway or other passageway commonly used by other tenants. Tenant shall bring construction material to the Project and Premises in the manner, and during the time periods, reasonably imposed by Landlord. Tenant shall be responsible for all clean-up of the work area and surrounding exterior areas, if necessary. All refuse shall be removed from the Project and shall be disposed of in an approved sanitation site. Project trash containers may not be used for construction related activities or disposal.

(e) Tenant shall diligently commence and pursue construction of the Tenant Improvements to completion. Upon completion, Tenant shall obtain, and provide Landlord with the Certificate of Occupancy, other final approvals from appropriate municipal authorities, if applicable, and lien releases from all contractors or suppliers supplying in excess of $5,000.00 of services or goods.

(f) Provided Tenant is not in default, Landlord has agreed to contribute a maximum of $86,385.00 towards the cost of preparing design and construction documents and mechanical and electrical plans for the Tenant Improvements and for hard costs of the Tenant Improvements (the "Allowance"). The Allowance shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performed the Tenant Improvements, within thirty (30) days following receipt by Landlord of (1) Tenant's request for disbursement, (2) receipted bills covering all labor and materials expended and used in the Tenant Improvements; (3) full and final waivers of lien from all contractors or suppliers supplying in excess of $5,000.00 of services or goods; and (4) and any other reasonable information required by Landlord for such work.

(g) In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Section 37 by October 1, 2006 (the "Outside Date"), any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith.

38.  OPTION TO EXTEND.

Section 38. adds to and amends the Lease as follows:

(a) Tenant is hereby granted one (1) option to extend the Term of the Lease (the "Option to Extend") for a period of three (3) years (the "Extended Term"). Upon the proper exercise of the Option to Extend, the Term shall be extended for the Extended Term. Tenant shall not have the right to extend the initial Term if as of the date of delivery of the Option Exercise Notice (as defined below), or as of the end of the initial Term, Tenant is in default under the Lease beyond any applicable notice and cure period.

(b) The Option to Extend shall be exercised by Tenant, if at all, by giving written Notice of exercise (the "Option Exercise Notice") not less than twelve (12) months prior to the Expiration Date for the initial Term. If Tenant expands its Premises, the Option to Extend shall cover the entirety of the Premises as of the Expiration Date for the initial Term. Notwithstanding anything herein to the contrary, in the event that Tenant does not properly exercise its Option to Extend the initial Term for the Extended Term, then Tenant's Option to Extend shall be null and void and of no further force or effect.

(c) Base Rent for the Extended Term shall be adjusted to fair market Base Rent, as of the commencement of the Extended Term, for renewals of comparable term and space in the Building and/or in similar class buildings in the submarket in which the Premises is located.

(d) The parties shall have thirty (30) days after Landlord receives the Option Exercise Notice in which to agree on fair market Base Rent during the Extended Term. If the parties agree on the Base Rent for the Extended Term during such thirty (30) day period, they shall immediately execute an amendment to the Lease stating the new Base Rent.

     If the parties are unable to agree on fair market Base Rent for the Extended Term within such thirty (30) day period, then within ten (10) days after the expiration of that period each party, at its cost and by giving written notice to the other party, shall appoint a real estate broker with at least 5 years full-time commercial brokerage experience in the area in which the Premises is located to estimate and set Base Rent for the Extended Term. If a party does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set Base Rent for the

     Extended Term. If the two brokers are appointed by the parties as stated in this Section 38., they shall meet promptly and attempt to set Base Rent for the Extended Term. If they are unable to agree within thirty (30) days after the second broker has been appointed, they shall attempt to elect a third broker meeting the qualifications stated in this Section 38, within ten (10) days after the last day the two brokers are given to set Base Rent. If they are unable to agree on the third broker, either of the parties to this Lease by giving ten (10) days written notice to the other party can apply to the then president of the Greater Boston Real Estate Board, or to the presiding judge of the superior court of the county in which the Premises are located, for the selection of a third broker who meets the qualifications stated in this Section 38. Each of the parties shall bear one half of the cost of appointing the third broker and of paying the third broker's fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either party.

          Within thirty (30) days after the selection of the third broker, a majority of the brokers shall set Base Rent for the Extended Term.

          In setting Base Rent, the broker or brokers shall consider the current use for the Premises as of the date of this Lease without regard to the restriction on use of the Premises contained in this Lease. If, however, the low estimate and/or the high estimate are/is more than five percent (5%) lower and/or higher than the middle estimate, the low estimate and/or the high estimate shall be disregarded. If only one estimate is disregarded, the average of the remaining two estimates shall be the Base Rent for the Premises during the Extended Term. If both the low estimate and the high estimate are disregarded as stated in this Section 38., the middle estimate shall be the Base Rent for the Premises during the Extended Term. After Base Rent for the Extended Term has been set, the broker shall immediately notify the parties.

          Landlord and Tenant shall immediately execute an Amendment to the Lease setting forth Base Rent for the Extended Term.

(e) This Option to Extend is granted by Landlord to the Tenant originally named in the Lease and to no other, and is personal as to such entity and shall not be exercised or assigned, voluntarily or involuntarily, by or to anyone or any other entity. Any assignment of this Option to Extend without Landlord's prior written consent shall be null and void and, at Landlord's election, shall constitute a default under the Lease. Landlord's consent to an assignment of the Lease shall not also constitute consent to assignment of the Option to Extend unless the Option to Extend is expressly included in Landlord's consent.

39.  RIGHT OF FIRST OFFER.

Section 39. adds to and amends the Lease as follows:

(a) Provided that Tenant is not in default under the Lease, beyond any applicable notice and cure periods, at the time of offer, Landlord hereby grants to Tenant a one-time right of first offer ("Right of First Offer") to lease any available space ("Available Space") on the second (2nd) floor of the Building which may become available for lease as provided hereinbelow as determined by Landlord. For purposes hereof, the Available Space shall become available for lease at such time as Landlord is prepared to actively market such Available Space for lease to third parties and/or to submit to a third party a bona fide proposal or letter of intent to lease the Available Space. Notwithstanding anything herein to the contrary, Tenant's Right of First Offer set forth herein shall be subject and subordinate to all expansion, first offer and similar rights set forth in any currently existing lease for space in the Building and Landlord may in all cases renew or extend an existing tenant's lease of its existing premises regardless of the existence of an extension or renewal option in such tenant's lease. "One-time" means if Tenant declines any offer from Landlord, Landlord shall not be required to make future offers to Tenant.

(b) Landlord shall notify Tenant, in writing (the "Availability Notice"), of the availability of the Available Space and shall specify, in the Availability Notice, the term (the "First Offer Term") and commencement date for the Available Space, Monthly Base Rent for such term, any improvements allowance and any other significant business terms for the Available Space (all of which shall be consistent with terms being offered to other prospective tenants). Tenant shall either accept Landlord's offer as set forth in the Availability Notice, in which case the parties shall prepare and execute an amendment to the Lease to add the Available Space to the Premises under the terms indicated by Landlord, or Tenant shall counter-propose other terms, each by written notice (the "Acceptance Notice" or the "Counterproposal Notice," as applicable) returned to Landlord within five (5) days of receipt of Landlord's Availability Notice. In the event that Tenant fails to return an Acceptance Notice or a Counterproposal Notice within the time period prescribed, this one-time Right of First Offer shall be rendered null and void and Landlord may freely offer the Available Space or any portion of it to any other party on any terms.

(c) If Tenant timely returns a Counterproposal Notice, and has countered Landlord's offer, Landlord may either accept Tenant's counterproposal or the parties shall thereafter endeavor, in good faith, promptly, and using diligent efforts, to agree upon mutually satisfactory business terms. If the parties fail to reach agreement on business terms within five (5) days of Landlord's receipt of Tenant's timely Counterproposal Notice, and neither party accepts the other's original proposal or counterproposal, then within ten (10) days after the expiration of that period each party, at its cost and by giving written notice to the other party, shall appoint a real estate broker with at least 5 years full-time commercial brokerage experience in the area in which the Premises is located to estimate and set Base Rent for the First Offer Term. If a party does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set Base Rent for the First Offer Term. If the two brokers are appointed by the parties as stated in this Section 39., they shall meet promptly and attempt to set Base Rent for the First Offer Term. If they are unable to agree within thirty (30) days after the second broker has been appointed, they shall attempt to elect a third broker meeting the qualifications stated in this Section 39. within ten (10) days after the last day the two brokers are given to set Base Rent. If they are unable to agree on the third broker, either of the parties to this Lease by giving ten (10) days written notice to the other party can apply to the then president of the Greater Boston Real Estate Board, or to the presiding judge of the superior court of the county in which the Premises are located, for the selection of a third broker who meets the qualifications stated in this Section 39. Each of the parties shall bear one half of the cost of appointing the third broker and of paying the third broker's fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either party.

          Within thirty (30) days after the selection of the third broker, a majority of the brokers shall set Base Rent for the First Offer Term. If, however, the low estimate and/or the high estimate are/is more than five percent (5%) lower and/or higher than the middle estimate, the low estimate and/or the high estimate shall be disregarded. If only one estimate is disregarded, the average of the remaining two estimates shall be the Base Rent for the Available Space during the First Offer Term. If both the low estimate and the high estimate are disregarded as stated in this Section 39., the middle estimate shall be the Base Rent for the Available Space during the First Offer Term. After Base Rent for the First Offer Term has been set, the broker shall immediately notify the parties.

     Landlord and Tenant shall immediately execute an Amendment to the Lease setting forth Base Rent for the Available Space for the First Offer Term. If the parties fail to reach agreement on business terms within ten (10) days of Landlord's receipt of Tenant's timely Counterproposal Notice, and neither party accepts the other's original proposal or counterproposal and neither party elects arbitration, then this one-time Right of First Offer shall be rendered null and void and Landlord may freely offer the Available Space or any portion of it to any other party on any terms. If the parties reach agreement on business terms within five (5) days of Landlord's receipt of Tenant's timely Counterproposal Notice or the initial proposal or counterproposal has been accepted within said five (5) days, they shall immediately execute an amendment to the Lease stating the addition of the Available Space to the Premises under the Lease for the agreed terms.

(d) This one-time Right of First Offer is not applicable during the last full calendar year of the Lease Term unless Tenant has properly exercised its option to extend the initial Term of the Lease.

(e) This one-time Right of First Offer is granted to the original Tenant executing this Lease, and is personal as to such entity and shall not be exercised or assigned, voluntarily or involuntarily, by or to anyone or any other entity. Any assignment of this one-time Right of First Offer without Landlord's prior written consent shall be null and void and, at Landlord's election, shall constitute an immediate default under the Lease. Landlord's consent to an assignment of the Lease shall not also constitute consent to assignment of the Right of First Offer unless the Right of First Offer is expressly included in Landlord's consent.

40.  LETTER OF CREDIT.

Section 40. adds to and amends the Lease as follows:

(a) In lieu of a cash Security Deposit, Tenant may provide, at its sole cost and expense, a clean, irrevocable standby letter of credit ("Letter of Credit") in the amount of $161,252.00 from a United States bank. Both the bank and Letter of Credit shall be satisfactory to Landlord in its reasonable discretion and, without limiting the preceding, shall comply with the requirements set forth in this Section. Unless otherwise approved by Landlord in its sole discretion, the Bank issuing the letter of credit shall have minimum assets of Four Billion Dollars ($4,000,000,000.00). The Letter of Credit (i) shall name Landlord as the beneficiary and shall be freely transferable by Landlord; (ii) shall be either for a term equal to the entire Lease Term plus 30 (thirty) days, or shall be renewable annually with the right to draw down if not renewed or replaced at least thirty (30) days prior to expiration (and, for the last annual renewal, the expiration date of the Letter of Credit shall be at least thirty (30) days after the Lease Expiration Date); (iii) shall provide for a return of the original Letter of Credit to Landlord by its issuer in the event of partial draws; and (iv) shall be governed by Landlord's choice of UCC or International Chamber of Commerce law.

(b) If Tenant defaults in or breaches any of its obligations under the Lease (including this Section), beyond any applicable notice and cure periods, then Landlord shall be entitled to draw upon the Letter of Credit without prior Notice to Tenant to the extent necessary, in Landlord's sole and absolute discretion, to cure such default or breach or to compensate Landlord for its actual and/or prospective damages. In the case of an expiring Letter of Credit, Landlord may draw the entire Letter of Credit and retain the proceeds thereof as a credit enhancement (and not as Tenant's Security Deposit) for this Lease. In such event where Landlord has drawn the entirety of an expiring Letter of Credit and there is no other default or breach of Tenant, then Tenant shall not have to immediately replenish the Letter of Credit to increase the amount thereof to its original amount. Landlord shall also be entitled to draw the entire amount of the Letter of Credit in the event of a bankruptcy by Tenant without demand or Notice of any kind to Tenant. Tenant acknowledges and agrees that Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, in the event Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code.

(c) A draw may be made by written notice or sight draft to the issuing bank and Landlord shall not be required to specify, in its draw, the reason for the draw and the issuing bank shall not be required or entitled to question the ground for the draw, provided only that an officer of Landlord certifies, in writing, that Landlord is entitled to make the draw in question (whole or partial) under the Lease. Except to the extent any damages to Landlord shall have been reduced by proceeds from the Letter of Credit, the right of Landlord to so draw upon the Letter of Credit under this paragraph shall not in any way diminish or alter the remedies otherwise available to Landlord under the Lease or at law or in equity.

(d) In the event the Letter of Credit does not conform to the requirements hereof, Tenant shall cause the issuing bank to amend or to reissue the Letter of Credit so that it conforms. Additionally, if Landlord draws upon the Letter of Credit, Tenant shall immediately replenish the Letter of Credit to increase the amount thereof to its original amount or shall provide the cash equivalent, except where Landlord has drawn the entirety of an expiring Letter of Credit and there is no other default or breach of Tenant. Tenant's failure to obtain an amendment to or re-issuance of the Letter of Credit or to so replenish the Letter of Credit within thirty (30) days of Landlord's written demand shall constitute a default under the Lease.

(e) If the issuing bank's credit quality drops below an investment grade credit rating, or if the issuing bank has refused to honor a draw or to amend or to replace a non-conforming Letter of Credit, Landlord reserves the right to require Tenant to replace the original Letter of Credit with a substitute Letter of Credit from another bank acceptable to Landlord in its reasonable discretion, which Letter of Credit shall be subject to the same terms and conditions as the original Letter of Credit.

(f) Subject to the remaining terms of this Section 40, and provided that Tenant has satisfied the Cash Requirement (as defined below) as of the effective date of the reduction, Tenant shall have the right to reduce the amount of the Letter of Credit so that the reduced Letter of Credit amount is $80,626.00, effective as of September 30,2006. For purposes of the Lease, the "Cash Requirement" shall be satisfied by Tenant if Tenant demonstrates to Landlord that it has a cash balance in its bank account of at least Ten Million and No/1OOths Dollars ($10,000,000), as evidenced by Tenant's delivery to Landlord a copy of its bank statement and any other financial information reasonably requested by Landlord evidencing the satisfaction of the Cash Requirement. However, notwithstanding anything contained herein to the contrary, if Tenant has been in default under the Lease, beyond any applicable grace period, at any time prior to the effective date of the reduction of the Letter of Credit, then Tenant shall have no right to reduce the amount of the Letter of Credit as described herein. Any reduction in the Letter of Credit shall be accomplished by Tenant providing Landlord with a substitute Letter of Credit in the reduced amount and otherwise in accordance with the terms and conditions of this Section.

41.  GENERATOR.

Section 41. adds to and amends the Lease as follows:

With Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant may install, operate and maintain a generator (the "Generator") at the Building subject to the following:

(a) The location of and amount of space for the Generator, the size of the Generator and the screening for the Generator, shall all be subject to Landlord's prior approval. All plans referencing the Generator shall be prepared, at Tenant's sole expense, by a duly licensed engineer and subject to Landlord's approval;

(b) Tenant shall reimburse Landlord for all charges for electricity, or other utilities used in connection with Tenant's operation of the Generator which are not separately metered by Tenant, if any, as reasonably determined by Landlord;

(c) Tenant shall, at its expense, obtain any municipal, state or federal permits and/or licenses and approvals required for its installation and operation of the Generator, and a copy of each Tenant's permits or licenses or approvals shall be submitted to Landlord. Tenant shall operate the Generator in strict compliance with all applicable laws, ordinances, codes, rules, regulations, permits and the like;

(d) Tenant shall obtain appropriate insurance for and assume full responsibility for the installation, operation, engineering and maintenance of all the equipment it installs. Tenant shall indemnify and save harmless Landlord from and against any and all costs (including reasonable attorneys fees), damages, expense and liability (including statutory liability, liability under Workers Compensation laws and mechanic's liens), in connection with claims or damages as a result of injury or death of any person or property damage due to any acts or negligence of Tenant, Tenant's agents, employees, customers, invitees, contractors, and subcontractors in connection with the Generator;

(e) All costs for such Generator installation and operation, including the cost of installing a pad for the Generator and enclosing and securing the Generator area in a manner which complies with Landlord's site engineering or aesthetic standards, shall be at Tenant's sole expense. All equipment or other properties attached to or otherwise brought into or onto the Building shall be at all times the personal property of Tenant except for any permanent modifications to Landlord's property which shall become the property of Landlord upon termination of the Lease;

(f) Tenant's Generator shall be installed so as not to interfere with the use or operation of equipment previously installed on the Building by others;

(g) Tenant shall provide prior notice to Landlord of any service, testing or maintenance of the Generator which requires the Generator to be operated, or if such service, testing or maintenance of the Generator requires a shifting of electrical load from the local electric utility power to generator power. Tenant and/or its contractors, agents and subcontractors, may access the Generator at their own risk;

(h) Tenant shall, at Tenant's sole cost and expense, implement any sound proofing measures to eliminate any auditory disturbance caused by the Generator as reasonably required by Landlord;

(i) During the Term of the Lease, Tenant shall keep the Generator in good condition and repair and allow no waste thereon. Upon the expiration or earlier termination of the Lease, as amended hereby, if required by Landlord, Tenant will remove the Generator and all of its related equipment (except permanent modifications covered by section (e) above) and reimburse Landlord for the cost of repairing any damage caused by removal of such equipment and the removal of any pad on which the Generator was installed. If Landlord does not require removal, and Tenant elects in its sole and absolute discretion not to remove the Generator (it being acknowledged that unless Tenant agrees to leave the Generator that Tenant shall have the right to remove it) the Generator and any and all related equipment, including without limitation, new electrical panels, and docking station, if any, shall become the property of Landlord.

(j) The Generator shall be used to provide back-up power in the event of interruption or impairment of Tenant's power at the Premises.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum as of the date first above written.

LANDLORD:

GLENBOROUGH PROPERTIES, L.P.,
a California limited partnership

By: Glenborough Realty Trust Incorporated,
    a Maryland corporation
    Its General Partner


    BY: [ILLEGIBLE]
        ----------------------------------
        Its
            ------------------------------

TENANT:

ACTIVBIOTICS, INC.,
a Delaware corporation


    /s/ Steven C. Gilman, Ph. D
By: ------------------------------------
    Its PRESIDENT & CEO


By: ------------------------------------
    Its
        --------------------------------

                                    EXHIBIT A
                         FLOOR PLAN SHOWING THE PREMISES
                         110 HARTWELL AVE, LEXINGTON, MA

                                  [MAP OMITTED]

                                    EXHIBIT B
                            SITE PLAN OF THE PROJECT
                         110 HARTWELL AVE, LEXINGTON, MA

                                  [MAP OMITTED]

                                    EXHIBIT C
                      BUILDING STANDARD TENANT IMPROVEMENTS
                         110 HARTWELL AVE, LEXINGTON, MA

1.)  PARTITIONS

     Ceiling height partitions consisting of 3 5/8" 20-gauge metal studs at 16" O.C. with 5/8" gypsum board each side, taped and sanded to receive paint.
     Maximum: One (1) lineal foot per 16 square feet of area.

2.)  DOORS AND FRAMES

     Tenant entry door shall be solid core with lockset and door closer. Tenant is allowed one (1) entry door per suite up to 10,000 square feet of area, and an additional entry door is allowed for suites greater than 10,000 square feet.

     Tenant is allowed one (1) interior passage door for every 300 square feet of area. All interior passage doors to be given standard latch set hardware, and shall be 1 3/4" solid core Oak veneer door 7'0"x3'x0" with metal frames.

3.)  CEILING

     Suspended Building Standard 24"x48" grid configuration with Armstrong 769A acoustical lay-in panels will be used throughout the premises.

4.)  LIGHTING

     24"x48" Building Standard three (3) tube 40 watt recessed fluorescent fixtures with lenses. One (1) fixture per 80 square feet of area.

     Any alterations or additions to said existing Building Standard pattern required to accommodate. Tenant Improvements shall be at Tenant's sole expense.

     Elevator lobbies and common toilet facilities will have lighting selected by Landlord.

5.)  LIGHT SWITCHES

     One (1) Building Standard single pole wall mounted light switch per 300 square feet of area.

6.)  ELECTRICAL OUTLETS

     One (1) Building Standard 120V Duplex electrical wall mounted outlet for each 175 square feet of area. Each outlet is 120 volts and is circuited with similar outlets on a 20 amp circuit.

7.)  LIGHTED EXIT LIGHTS

     Building Standard exit signs are provided in the Premises to meet any requirements by code.

8.)  FLOOR COVERING AND BASE

     Carpeting in elevator lobbies and common corridors on all multiple-tenancy office floors in color and type as selected by Landlord; carpeting within office space as required and selected by Tenant from Building Standard selection of 28oz. loop carpeting.

     Maximum: Two (2) lineal feet of base per twelve (12) square feet of space.

9.)  PAINT

     All wall surfaces except doors finished with one (1) coat primer sealer and one (1) coat flat latex paint in colors to be selected by Tenant from Building Standard selection, with not more than one (1) color to be in premises.

10.) WINDOW COVERING

     Building Standard vertical blinds on all exterior windows. No deletions or substitutions allowed.

11.) HVAC

     A complete year-round HVAC system engineered to handle normal office usage with ducted supply air through ceiling diffusers, zoned and located in existing Building Standard pattern. Return air though exhaust vents. Any alterations or additions to said system required to accommodate Tenant Improvements shall be at Tenant's sole expense and must be done by Landlord-Approved Contractor.

                                    EXHIBIT D
                            WORK LETTER AND DRAWINGS
                         110 HARTWELL AVE, LEXINGTON, MA

                          Tenant will construct space.
         Landlord shall contribute ($86,385.00) for Tenant Improvements

                                    EXHIBIT E
                              RULES AND REGULATIONS
                         110 HARTWELL AVE, LEXINGTON, MA

1.) The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards.

2.) The water and wash closets and plumbing fixtures shall not be used for any purposed other than those for which they were designed or constructed and not sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3.) No carpet, rug or other article shall be hung or shaken out of any window of the building; and not Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or window or stairways of the building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4.) No awnings, antennae, or other projections shall be attached to the outside walls of the building.

5.) No curtains, blinds, shades, or screens other than those furnished by Landlord shall be attached to, hung in or used in connection with any window or door of the Premises without the prior written consent of Landlord.

6.) No advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord.

7.) No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stinging of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor or the demised premises, and, if linoleum or other similar floor covering is desired to be used in interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

8.) No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must upon the termination of his tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Landlord the cost thereof.

9.) Freight, furniture, business equipment, safes, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the Lease of which these Rules and Regulations are a part.

10.) Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

11.) Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the building or its desirability as building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinuing such advertising.

12.) Tenant shall not bring or permit to be brought or kept in or on the demised premises, any flammable, combustible or explosive fluid, material, chemical of substance or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13.) Tenant shall comply with all security measures from time to time established by Landlord for the Building.

14.) Tenant assures full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and any other means of entry to the Premises closed and secured.

15.) Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations and building rules and shall not, directly or indirectly, make any use of the Premises which may be prohibited by any thereof or which shall be dangerous to person or property or shall increase the cost of insurance or require additional insurance coverage.

16.) Tenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use.

17.) Tenant shall not install and operate machinery or any mechanical devises of a nature not directly related to Tenant's ordinary use of the Premises without the written permission of Landlord.

18.) No person or contractor not employed or approved by Landlord shall be used to perform window washing, cleaning, repair or other work in the Premises.

19.) No vending machines other than those furnished by the Landlord are to be placed in any hallways or building common areas.

20.) No parking in front of the main entrance of the buildings is permitted.

                                    EXHIBIT F
                                  SIGN CRITERIA
                         110 HARTWELL AVE, LEXINGTON, MA

                                 Sign Standards

Tenant shall have the right to exterior "signs" in conformance with standards and requirements as follows:

     1.) BUILDING STANDARDS: Where the Tenant is the sole tenant of the entire building, the Tenant, at its expense, may install on the Building a sign (the "Building Sign") consisting of the Tenants' logo and/or letters to spell out, as a maximum, the corporate name of the tenant; such logo and/or letters to individually affixed to the exterior of the building in a location and manner reasonably acceptable to the Landlord. The logo and individual letters (i) shall be no more than two (2) feet high nor more than two (2) and a half inches deep, (ii) shall not be internally illuminated or illuminated by lights bracketed off the building, and (iii) shall be fabricated of no. 304 (18-8 alloy) stainless steel with a stain finish, grain to be horizontal; the minimum thickness of faces to be 18-gauge and sides to be 22-gauge. The design, location, and proposed installation must be approved in writing by the Landlord prior to installation, which approval shall not be unreasonably withheld, delayed or conditioned.

     2.) STREET SIGN: Where the Tenant is a major tenant (tenant of at least 20,000 square feet) of the building, the Tenant, at its expense, may request that the Landlord include on either one or both faces of the street address sign located at the entrance of the building site (i.e. the Landlord furnished Hartwood Building sign of nominal dimensions 4'-2" high 8'-0" wide which identifies the street address of the building) lettering to spell out, the corporate name of the Tenant. The background field area for lettering so requested is limited to maximum size or 4 inches high by 72 inches long on the signs of multi-tenanted buildings; on the signs of single-tenanted buildings the maximum background filed area is 17 inches high by 72 inches long, and in addition to the corporate name may also include lettering to identify a sub-division or special use group of the Tenant pertinent to the building. The individual letters on these signs shall be adhesive backed vinyl with a maximum height of 6 inches; they may be at the Tenant's option in the logo typeface of Tenant's corporate graphic standards, or Helvetica medium which is the standard of Hartwood Building. Unless otherwise approved in writing by the Landlord, which approval of Landlord shall not unreasonably withhold, delay or condition, the color of the letters shall be black. The Tenant is responsible for graphic layout and for the Landlord's costs of providing and installing the lettering.

     3.) TRAFFIC DIRECTORY SIGNS: Where the Tenant is sole tenant of the entire building, the Tenant, at its expense and with the prior written approval of the Landlord, may install within the bounds of the leased building site vehicular and/or pedestrian directory signs. Such signs shall be identical in an construction, and have the same background color, to the Hartwood Building standard pole mounted "flag" type traffic control signs. The sign face shall be rectilinear and shall not have an area exceeding 20 inches high by 28 inches wide. The mounting height of such signs shall not exceed the mounting height of the Hartwood Building traffic control signs.

     4.) FLAG POLE: Where the Tenant is the sole tenant of the entire building, the Tenant, at its expense, and subject to prior written approval of the Landlord, may install within the bounds of the lease building site a ground-mounted flag pole for purposes of "flying" an American, a State, or a corporate flag. The pole design, location and proposed installation must be approved in writing by the Landlord prior to installation, which approval shall not be unreasonably withheld, delayed or conditions. General requirements pertaining to all exterior signs, including interior signs that are intended to be seen or visible from the exterior, are as follows:

          a) Any sign and the installation thereof shall comply with all applicable laws and ordinances, and the Tenant, at its expensed, shall have obtained all necessary permits and licenses thereof;

          b) The location, size design, materials used, and colors or any sign, including flagpole, flags, banners, balloons, and/or any other type of attention getting device is subject to the Landlord's written approval prior to installation.

          c) Prior to the Tenant's vacation of the Premises, in whole or in part, the Tenant at its expense, will remove or cause to be removed the Building Sign, and restore the facade of the Building to the condition it was in prior to the installation of the Building Sign.

                                    EXHIBIT G
                           LIST OF APPROVED MATERIALS
                         110 HARTWELL AVE, LEXINGTON, MA

MANUFACTURER                  DESCRIPTION                  CATALOG #

                           MICRO-BIOLOGY LAB
 Alfa-Aesar           1.2-Propanediol, ACS, 99.5%           57-55-6
   Sigma               1.0 N Hydrochloric Acid              H9892
 Rockland               10X PBS w/sodium azide              MB-011
  Teknova                  lX PBS, Dulbecco's               P1009
  Teknova                40% Glucose Solution               G2020
 JT Baker                Acetic Acid Glacial                9524-00
Mallinckrodt                   Acetone                       2440
   Sigma                Adenine Hydrochloride               A9795
EM Science                   Agar Powder                   AX0410-1
  Bio101                   Agar-B Capsules                 3072-021
   Sigma           Agarose (type XII low viscosity)         A7299
   Sigma             Albumine, from Bovine Serum            A7638
MallincKrodt               Ammonium Sulfate                  7725
    BD                      Bacto Peptone                   211820
    BD               Bacto Proteose Peptone No.3            211693
    BD                    BBL Brucella Agar                 211086
    BD                BBL Mueller Hinton II Agar            211441
    BD         BBL Mueller Hinton II Broth (cation adj)     212322
 JT Baker                     Boric Acid                   4035-01
    BD                Brain Heart Infusion Agar             211065
   Difco              Brain Heart Infusion Agar             241830
  Sigma                    Brilliant Blue-R                 B-0149
  Remel                     Brucella Agar                   452652
Calbiochem                   B-sitosterol                   567152
  Sigma               Calcium Chloride Dihydrate            C3306
  Sigma        Carbonyl Cyanide-3-Chlorophenylhydrazone     C2759
 Amresco                    Casamino Acids                   J851
EM Science                    CaSO4 2H2O                   CX0298-1
Calbiochem                 Chloramphenicol                  220551
  Sigma                    Chloroform 99+%                  C2432
Alfa-Aesar                      CO C12                      12303
  Gibco                Coomassie Brilliant Blue            15528-011
  VWR               CytoScint, scintillation fluid
EM Science             D(+)-glucose monohydrate           1.08342.1000
  Sigma                     d-Biotin(vit H)                 B-4501
   BD                     Difco Beef Extract                212610
   BD                   Difco Tryptic Soy Agar              236950
   BD                    Difco-GC Medium Base               228950
 JT Baker                 Dimethyl Sulfoxide               9224-01
 Promega                         DTT                        V3151
  Sigma                       EDTA 0.5M                     E-7889
 Spectrum              EDTA, Disodium Dihydrate             ED150
Calbiochem                       EGTA                       324626
  Sigma                    Ethanolamme HC1                  E-6133
  Gibco           Ethidium Bromide Solution 10mg/ml        15585-011
 Aldrich                    Ethyl Alcohol                   E702-3
   EMD             Ethylenediamine Tetraacetic Acid          4005
   VWR               Ferric Chloride Sol'n 0.025%         VW3318-2
EM Science                  Ferric Nitrate                 FX0225-1
   EMD                         Glyceroi                    GX0185-6
 JT Baker                Glycerol, anhydrous               4043-00
   EMD                         Glycine                       4810
  Sigma               Glycine (aminoacetic acid)            G7126
 Gradipore         Gradipure Electrophoresis Stain         SG-021
   VWR                         HC10.1N                    VW3200-1
    BD              Hemoglobin Bovine freeze dried          212392
  Sigma              Hexamine Cobalt III Chloride           H7891
  Sigma                     Igepal CA-630                    18896
   EMD                        Imidazole                      5710
  Pierce            Immunopure IgG Elution Buffer           1852020
  Sigma                        Insulin                      I-1882

  Stratagene                       IPTG                         300127
     Sigma        Iron (III) Nitrate Nonahydrate, mm. 98%       F3002
     Sigma             Iron(II) sulfate heptahydrate             F8633
      EMD                    Isopropyl Alcohol                 PX1834-6
     Gibco                   Kanamycm Sulfate                  11815-024
  Alfa-Aesar                       KN03                          13443
     Sigma              L Methionine USP/EP/JP/DAB              m-5308
  Caibiochem                   L Tryptophan                      6540
     Sigma                   L-Amino Acid Kit                   LAA-21
  EM Science                  LB Agar Miller                 1.10283.0500
  EM Science                  LB Broth Miller                1.10285.0500
  Calbiochem                    L-glutamme                       3520
  Calbiochem                    L-glutamine                      3520
     Sigma               Lipopolysaccharide (LPS)               L-2630
     Sigma                       L-Proline                       P5607
     Sigma               L-Tyrosine, Disodium salt               T1145
     Sigma                       Lysozyme                       L-765I
  EM Science          Magnesium Chloride IM solution             5985
      EMD                    Magnesium Sulfate                 MX0075-1
    Fisher              Magnesium Sulfate Anhydrous             M65-500
  EM Science           Manganese Chloride 4-hydrate            MX0185-1
     Fluta                    MES Monohydrate                    69892
  EM Science                       MgSO4                       MX0075-1
 Mallinckrodt                    MnSO4-H2O                      6192-02
     Sigma                         MOPS                         M-3183
   Difco/BD                Mueller Hinton Broth                 275730
  Alfa-Aesar                      Na2MoO4                        12209
  Alfa-Aesar                       NaNO3                         14493
     Sigma                      Niacmamide                       N5535
     Sigma                         Nisin                        N-5764
  EM Science               Nitrilotnacetic Acid                NX0410-3
  EM Science                  Nutrient Broth                 1.05443.0100
  EM Science                  Nutrient Broth                 1.05443.D100
  EM Science                      Peptone                    1.07213.1000
   JT Baker           Poly(ethyleneamine), 50% in H2O           U230-08
      BD                    Polypeptone Peptone                 211910
      VWR        Potassium Chloride Solution 4M AgCI sat.      VW3965-2
  EM Science            Potassium Phosphate Dibasic            PX1570-1
  EM Science           Potassium Phosphate Monobasic           PX1565-1
    Pierce           Protease Inhibitor Cocktail l00x           1858566
     Difco              Pseudomonas Isolation Agar              292710
     Difco             Reinforced Clostridial Medium            218081
     Sigma            Rubidium Chloride Metal mm 99%             R2252
     Difco                Sabouraud Dextrose Agar               210950
    Quantum                  Salmon Sperm DNA                  SADNA005
MP Biomedicals            Saponin Practical Grade               102855
    Teknova         Saturated Ammonium Sulfate Solution          A2030
      VWR                     Sodium Azide 5%                  VW3465-2
      EMD                   Sodium Bicarbonate                 SX0320-1
      EMD                     Sodium chloride                  SX0420-1
     Sigma       Sodium Citrate (trisodium salt:dihydrate)      S-4641
      EMD                   Sodium Deoxycholate                SX0480-1
      VWR                    Sodium Hydroxide                  VW3247-1
   JT Baker              Sodium Hydroxide pellets               3728-05
   JT Baker      Sodium Phosphate Dibasic Anhydrous Powder      4062-01
      EMD          Sodium Phosphate Dibasic Heptahydrate         8210
  Calbiochem            Sodium Phosphate monobasic              567545
      EMD         Sodium Phosphate Monobasic, Monohydrate        8290
  EM Science         Sodium Pyrophosphate Decahydrate          SX0740-1
    Fisher               Sodium Succinate Crystals             S413-500
     Sigma                        Sucrose                       S-0389
      EMD                     TE Buffer pH 8                     8890
     Sigma                Thiamaine Hydrochloride                T1270
  TCI America         Thiamme Pyrophosphate Chloride             T0183
  TCI America         Thymine Pyrophospnate Chloride             T0183
  EM Science                      Toluene                      TX0735-6
      VWR              Trichloroacetic Acid 100% w/v           VW3372-2

     VWR           Trichloroacetic Acid 100% w/v       VW3372-1
 Calbiochem     Tris Base (molecular biology grade)     648310
 EM Science             Tris Hydrochloride               9310
    Sigma                  Tris-HCI, IM                 T-3038
  Difco/BD               Tryptic Soy Agar              0369-17-6
     BD                Trypticase Soy Broth             4311768
    Sigma                     Tyramme                   T-7255
     ICN               Yeast Extract powder             103303
  Difco/BD                    YPD Agar                   242720
  JT Baker                  ZnSO4-7H2O                  4382-04
   iktlabs               moxifloxacm HCI                 M5794
                          ANALYTICAL LAB
Mallinckrodt              Methyl Alcohol                H603-10
    Sigma                   Terbutaline                  T2528
    Sigma                    Athenolol                   A7655
    Sigma                Potassium Bromide              221864
   Agilent              Cell Cleaning Fluid            5062-8529
     VWR                Potassium Hydroxide            VW3212-1
  Spectrum                 Poloxamer 188                 P1169
  JT Baker                  2 Propanol                  9083-03
  JT Baker                   Methanol                   9093-03
 EM Science                Ethyl Alcohol               EX0289-4
    Sigma                    1-Octanol                  47232-8
   Fisher                  Acetonitrile                 U510-07
  JT Baker               Propylene Glycol              DX0152-I
     EMD               Dextrose Monohydrate             9304-02
  JT Baker                    Hexanes
EM Industries             Benzyl Benzoate
    Sigma                   Pancreatin                   P8096
     EM                    Ethyl Acetate               EX0241-6
   Fisher                Ammonium Acetate              A639-500
    Sigma                Methyl Cellulose                M0430
  Millipore              Chlorine Tablets              ZWCL01F50
    CRODA                    Oleio Acid                 11280-1
     EMD                  Sodium Sulfate               SX0760-3
  JT Baker             Ammonium Bicarbonate             3003-1
Mallinckrodt             Tetraacetic Acid                2580
  JT Baker           Sodium Phosphate Dibasic           4062-01
                             corn oii
                             olive oil
                            Corn syrup
                           Vegetable oil
                            Castor oil
 EM Science                    Hepes                     5310
Mallinckrodt            Sodium Hydroxide                7708
     EMD               Pottassium Hydroxide            PXJ478-1
   Fisher               Potassium Phosphate            P288-500
  JT Baker              Dimethyl Sulfoxide              9224-01
    Sigma                Sodium Carbonate               222321
Mallinckrodt            Magnesium Chloride               5958
     EM                 Sodium Perchlorate             SX0694-1
                          Sodium Chloride
Mallinckrodt             Sodium Phosphate                7914
Mallinckrodt            Potassium Chloride               6858
    Sigma                   Citric Acid                 C-1909
    Sigma                 Methy Cellulose               M-0555
     VWR                 Isopropyl Alcohol             VW3424-4
     EMD                      Acetone                  AX0125-4
     EMD                Sodium Bicarbonate             SX0320-3
     EMD                       PVPD                      7220
  JT Baker             Trifluoroacetic Acid             V729-07
  JT Baker                Benzyl Alcohol                9041-01
     EMD                 2 Methoxyethanol              MX0515-6
 EM Science                 P.F.G. 600                 PX1286D-2
    Sigma                  Formaldehyde                 252549
Mallinckrodt                Chloroform                   4443
   Leybold                Vacuum PUMP Oil             98-198-006